                                                                  EXHIBIT 10.17



_______________________________________________________________________________





                       THREE NATIONAL PLAZA AT WOODFIELD



                                   LEASE WITH



                                CONFERENCE PLUS
                                ---------------
                                     TENANT





                                 LEASING AGENTS

                     MIGLIN-BEITLER MANAGEMENT CORPORATION
                            181 West Madison Street
                                   Suite 3900
                            Chicago, Illinois 60602



_______________________________________________________________________________

                               TABLE OF CONTENTS


                                                                        Page
                                                                        ----
1.  Lease of Premises . . . . . . . . . . . . . . . . . . . . . . . . .    1
2.  Term  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
3.  Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
4.  Operating Expenses  . . . . . . . . . . . . . . . . . . . . . . . .    3
5.  Security Deposit  . . . . . . . . . . . . . . . . . . . . . . . . .    8
6.  Use . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
7.  Landlord's Services and Obligations . . . . . . . . . . . . . . . .    8
8.  Tenant's Obligations  . . . . . . . . . . . . . . . . . . . . . . .    9
9.  Rights Reserved to Landlord . . . . . . . . . . . . . . . . . . . .   13
10.  Telephone, Electric and Other Services . . . . . . . . . . . . . .   15
11.  Landlord's Title . . . . . . . . . . . . . . . . . . . . . . . . .   16
12.  Quiet Enjoyment  . . . . . . . . . . . . . . . . . . . . . . . . .   16
13.  Waiver of Certain Claims . . . . . . . . . . . . . . . . . . . . .   16
14.  Condition of Premises  . . . . . . . . . . . . . . . . . . . . . .   17
15.  Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
16.  Assignment and Subletting  . . . . . . . . . . . . . . . . . . . .   18
17.  Untenantability  . . . . . . . . . . . . . . . . . . . . . . . . .   20
18.  Rights and Remedies of Landlord  . . . . . . . . . . . . . . . . .   20
19.  Eminent Domain . . . . . . . . . . . . . . . . . . . . . . . . . .   23
20.  Subordination or Superiority of This Lease . . . . . . . . . . . .   23
21.  Sprinklers . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
22.  Prior Occupancy  . . . . . . . . . . . . . . . . . . . . . . . . .   24
23.  Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
24.  Successors and Assigns . . . . . . . . . . . . . . . . . . . . . .   24
25.  Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
26.  Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . .   26
27.  Estoppel Certificates  . . . . . . . . . . . . . . . . . . . . . .   28
28.  Landlord's Exoneration . . . . . . . . . . . . . . . . . . . . . .   29
29.  Construction of Premises - Credit and Payment  . . . . . . . . . .   29
30.  Operating Expense Modification . . . . . . . . . . . . . . . . . .   30
31.  Cancellation Option  . . . . . . . . . . . . . . . . . . . . . . .   31
32.  Expansion Option . . . . . . . . . . . . . . . . . . . . . . . . .   32

LANDLORD'S ACKNOWLEDGEMENT  . . . . . . . . . . . . . . . . . . . . . .   38
TENANT'S ACKNOWLEDGMENT . . . . . . . . . . . . . . . . . . . . . . . .   39
CORPORATE GUARANTEE . . . . . . . . . . . . . . . . . . . . . . . . . .   40
NON-CORPORATE GUARANTEE . . . . . . . . . . . . . . . . . . . . . . . .   42

EXHIBIT A . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    A-1
         Plan of Premises

EXHIBIT B . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    B-1
         Construction Rider

EXHIBIT C . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    C-1
         RULES AND REGULATIONS

                                     LEASE
                                      FOR
                       THREE NATIONAL PLAZA AT WOODFIELD


THIS LEASE is made and entered into at Chicago, Illinois, as of the 24th day of December, 1991, by and between THE FIRST NATIONAL BANK OF BOSTON, as Trustee (the "REMIC Trustee") pursuant to that certain Pooling and Servicing Agreement dated as of April 1, 1988 by and among CIGNA Mortgage Securities, Inc. and CIGNA INVESTMENTS, INC., as Servicer ("Servicer") (the REMIC Trustee and Servicer are collectively referred to herein as the "Landlord"), and CONFERENCE PLUS, a __________ corporation, (the "Tenant") as follows:

         1. LEASE OF PREMISES. The Landlord hereby leases to the Tenant and the Tenant hereby accepts the lease of the premises consisting of that certain office space shown outlined in red or a heavy line on the plan attached hereto as Exhibit A and incorporated herein by reference (the "Premises") located on the THIRD (3rd) floor in the office building (the "Building") located on the real estate commonly known as THREE NATIONAL PLAZA AT WOODFIELD, located at 999 Plaza Drive, Schaumburg, Illinois (the "Real Estate"). The Building and the Real Estate together with the vehicular drives, the above and below ground parking facilities, the easement areas appurtenant thereto and all other structures and improvements now or hereinafter located upon the Real Estate are hereinafter sometimes collectively referred to as the "Property". It is mutually agreed that the Premises contain 969 rentable square feet.

         2. TERM. The said lease of the Premises is for the term of FIVE (5) YEARS commencing on the 1st day of March, 1992 and ending on the last day of February, 1997 (the "Term"), unless sooner terminated as hereinafter provided.

         3. RENT. Tenant will pay to Landlord's rental agents, MIGLIN-BEITLER MANAGEMENT CORPORATION, (the "Rental Agents") at 181 West Madison Street, Suite 3900, Chicago, Illinois 60602, or to such other persons or at such other places as the Landlord may direct from time to time by written notice to the Tenant, in coin or currency which at the time of payment is legal tender for the payment of public and private debts in the United States of America, without setoff, recoupment or deduction whatsoever and, except as hereinafter provided, without demand or billing, the aggregate of the following, all of which are hereby declared to be "Rent".

                 A. As annual "Base Rent" and monthly installments of Base Rent, the following sums are due and payable during the Term of this Lease:

                         RATE                MONTHLY
 MONTH                   PER               INSTALLMENT            ANNUAL
OF TERM              SQUARE FOOT          OF BASE RENT           BASE RENT
- -------              -----------          ------------           ---------
1 - 12                  $5.25               $423.94              $5,087.25
13 - 24                  5.36                432.82               5,193.84
25 - 36                  5.47                441.70               5,300.43
37 - 48                  5.58                450.59               5,407.02
49 - 60                  5.69                459.47               5.513.61

Notwithstanding the foregoing, the first monthly installment of Base Rent will be paid by the Tenant concurrently with the execution of this Lease;

                 B. The "Rent Adjustments", "Tenant's Proportionate Share of Operating Expenses", "Rent Adjustment Deposits" and "Operating Expense Deposits" (hereinafter defined);

                 C. Interest at the "Default Rate" from the due date of each payment of Rent due under this Lease until paid. The phrase "Default Rate" means the lower of" (i) the highest lawful rate, or (ii) a rate of interest equal to the sum of three percent (3 %) plus the "Prime Rate". The phrase "Prime Rate" means that rate of interest most recently announced by the First National Bank Of Chicago ("First") as its prime rate or base rate, changing simultaneously and automatically with each announced change by First in its prime rate or its base rate, such change to be effective as of and on the date announced by First as the effective date for the change in its said prime rate or base rate. A certificate made by an officer of First stating its prime rate or its base rate in effect on a certain day or prime rates or base rates in effect during a certain period shall, for the purposes hereof, be conclusive evidence of First's prime rate or rates or base rate or rates on said day or such period, as may be stated in any such certificate. In the event First ceases to use the term Prime Rate in setting a base rate of interest for commercial loans, then the Prime Rate herein shall be determined by reference to be the rate used by First as a base rate of interest for commercial loans as the same shall be designated by First to the Landlord. In the event First shall discontinue to announce and/or publish a prime rate or base rate, Landlord shall substitute therefor, in Landlord's judgment reasonably exercised, the prime rate or base rate or similar rate of interest announced or published by a major United States bank or major business publication or financial publication.

                 In the event the Term of this Lease commences on a day other than the first day of a calendar month or in the event that this Lease ends prior to the end of a twelve month period or ends on a day other than the last day of a calendar month, the

Rent for such month or such period shall be prorated. Tenant's covenant to pay Base Rent is independent of every other covenant set forth in this Lease.

                 D. All other payments required to be made by the Tenant under this Lease.

         4.  OPERATING EXPENSES.

                 A. DEFINITIONS. For the purposes of this Lease, the following terms, words or phrases shall have the meanings and definitions described in this subsection 4A:

                 (i) "Base Year" means that calendar year which includes the date of commencement of the term of this Lease described in Section 2.

                 (ii) "Lease Year" for the purposes of the Base Year means that period of time from and including the earlier of (x) the date of the commencement of the Term of this Lease, or (y) the day upon which Tenant occupies the Premises through December 31, of said calendar year and, thereafter, "Lease Year" means a consecutive twelve month period commencing January 1 and ending December 31, both inclusive.
         In the event the term of this Lease ends on a date other than December 31, then in such event, "Lease Year" also means that period ending on the date of expiration of the term of this Lease and commencing on the immediately preceding January 1.

  (iii)  "TENANT'S PROPORTIONATE SHARE" means 969/134,249, or 0.7218 percent.

                 (iv) "OPERATING EXPENSES" means Taxes (as hereinafter defined) and all costs, expenses and disbursements of every kind, nature or description, paid or incurred by the Landlord or its beneficiaries relating to the ownership, management, operation, maintenance and repair of the Property and the personal property, fixtures, machinery, equipment, systems and apparatus located therein or used in connection therewith, including, but not limited to: the costs of electricity, steam, water, fuel, heating, lighting, air conditioning, window cleaning, janitorial services; insurance (including, but not limited to, fire, extended coverage, liability, workmen's compensation, elevator or any other insurance carried in good faith by the Landlord and applicable to the Property or the said personal property); painting; uniforms; customary management fees; supplies; sundries; sale or use taxes on supplies or services; costs of wages and salaries of all persons at and below the level of building manager engaged in the operation, maintenance and repair of the Property and so-called "fringe benefits" (including, but not limited to, social security taxes, unemployment insurance taxes, costs for providing coverage for disability benefits, costs for any pensions, hospitalization, welfare or retirement plans, vacation or severance pay, or any other similar or like expense incurred under the provisions of any collective bargaining agreement, or any costs or expenses which the Landlord, or its beneficiaries, pays or incurs to provide benefits for employees so engaged in the operation, maintenance and repair of the Property); the charges of any independent contractor who, under a contract with the Landlord, or its representatives, does any of the work of operating, maintaining or repairing of the Property; legal and accounting expenses; or any other expense or charge, similar or dissimilar, whether or not heretofore mentioned, which, in accordance with generally accepted management and accounting principles, would be considered as an expense of maintaining, operating or repairing the Property or the said personal property.

                 Operating Expenses shall not include, however, the following: costs of alterations of any premises in the Building for other tenants of the Building; costs of capital additions to the Property (except that Operating Expenses shall include (1) the cost during the Term, as reasonably amortized by Landlord with interest at a rate equal to Landlord's then applicable borrowing rate on the unamortized amount, of any capital improvement completed after the commencement of the Term intended to reduce any component cost included within Operating Expenses; and (2) the cost of any capital improvements which Landlord is required to make, or which Landlord shall deem necessary, to keep the Property in compliance with all applicable insurance and governmental rules and regulations applicable from time to time thereto); interest and principal payments on mortgages; ground rental payments; and leasing commissions or fees.

                 If the Property is not fully occupied during all or any portion of the Calculation Year, Landlord may elect to make an appropriate adjustment of the "Operating Expenses" for such year, employing sound management principles, to determine the amount of "Operating Expenses" that would have been paid or incurred by the Landlord had the Property been fully occupied and the amount so determined shall be deemed to have been the amount of "Operating Expenses" for such Calculation Year. If any Operating Expenses, though paid in one year, relates to more than one Lease Year, at the option of the Landlord, such Operating Expense may be allocated among such related Lease Years in such a manner as Landlord may reasonably determine. If any Operating Expense relates to more than one parcel of property, at the option of the Landlord, such Operating Expense may be allocated among all parcels of property to which it relates in such a manner as Landlord may reasonably determine. If Landlord is not furnishing any particular work or service (the cost of which if performed by Landlord would constitute an Operating Expense) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be determined to be increased by an amount equal to the additional Operating Expense which reasonably would have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant.

                 (v) "Taxes" means all federal, state and local governmental taxes, assessments and charges (including transit district taxes or assessments) of any kind or nature, whether general, special, ordinary or extraordinary, which Landlord or its beneficiaries shall pay or become obligated to pay because of or in connection with ownership, leasing, management, control or operation of the Property or of the personal property, fixtures, machinery, equipment, systems and apparatus located therein or used in connection therewith, including without limitation, all ad valorem taxes, the Illinois Replacement Tax and any tax measured or based upon rental or rental receipts. The amount included in Taxes for any Lease Year shall be the amount indicated by the tax bills payable during that Lease Year, except that if the tax bills for such year are not available as of the date of the statement, the amount of such taxes may be reasonably estimated by the person preparing the statement. There shall be deducted from Taxes, as determined for any year, the amount of any refund of taxes received by landlord during such year. There shall be included in Taxes for any year the amount of all fees, costs and expenses (including Attorney's fees) paid by Landlord during such year in seeking or obtaining any refund or reduction of Taxes. Taxes shall not include any federal or state franchise, capital stock, inheritance, income from all sources generally, or estate taxes, except that if a change occurs in the method of taxation resulting in the substitution of any such taxes for any Taxes as hereinabove defined, such substituted taxes shall be included in Taxes.

                 (vi)  **INTENTIONALLY OMITTED**

                 (vii)  **INTENTIONALLY OMITTED**

                 (viii) "OPERATING EXPENSE DEPOSITS" means one-twelfth (1/12th) of the amount of the Tenant's Proportionate Share of Operating Expenses for the then current Lease Year as Landlord shall reasonably estimate from time to time and communicate in writing to Tenant.

                 (ix) "ANNUAL BASE RENT" means a sum equal to the product of the monthly installment of Base Rent described in subsection 3 A of this Lease, multiplied by twelve (12).

                 (x) "CALCULATION YEAR" means that Lease Year for which the Tenant's Proportionate Share of Operating Expenses described in this
         Section 4 is payable, applicable or calculated.

                 B.  **INTENTIONALLY OMITTED**

                 C.  **INTENTIONALLY OMITTED**

                 D. OPERATING EXPENSES. Notwithstanding any provision of this Lease to the contrary, it is mutually agreed that the Base Rent payable by the Tenant under this Lease do not include Operating Expenses. The Tenant agrees to pay to Landlord's Rental Agents the Tenant's Proportionate Share of all Operating Expenses, as follows:

                 (i) For the Base Year, the greater of either (a) the Tenant's Proportionate Share of the Operating Expenses paid or accrued during the Base Year multiplied by that fraction, the numerator of which is twelve (12), minus the number of months that have elapsed from January 1 of the Base Year to the month immediately preceding the month in which the Term of this Lease commences and the denominator of which is twelve, or (b) one cent (.01); and

                 (ii) and for each Lease Year thereafter, the Tenant's Proportionate Share of that amount equal to the greater of either (a) the Operating Expenses paid or accrued during the Subject Lease Year, or (b) one cent (.01).

                 E. OPERATING EXPENSE DEPOSITS. Tenant agrees to pay to the Rental Agent on the first day of each and every month during the term of this Lease the Operating Expense Deposit. The Operating Expense Deposit shall be deposited against the Tenant's Proportionate Share of the Operating Expenses due or to become due for the Lease Year during which such deposits are required to be made. All Operating Expense Deposits may be commingled and need not be segregated by the Landlord or the Landlord's Rental Agent, and may be held and utilized by the Landlord without payment to the Tenant of interest or any sums for the use of any of said deposits. During the last Lease Year or during any partial Lease Year during which this Lease terminates, Landlord may include in the Operating Expense Deposit its estimates of the Tenant's Proportionate Share of the Operating Expenses which may not be finally be determined until after the expiration or termination of this Lease.

                 F. LANDLORD'S STATEMENT - PAYMENT OF TENANT'S PROPORTIONATE SHARE OF OPERATING EXPENSES. As soon as reasonably feasible after the expiration of each Lease Year of this Lease, the Landlord shall cause to be furnished to the Tenant a statement showing the following:

                 (i)  Operating Expenses for the Calculation Year.

                 (ii)  **INTENTIONALLY OMITTED**

                 (iii)  **INTENTIONALLY OMITTED**

                 (iv) The amount of the Tenant's Proportionate Share of Operating Expenses due to the Landlord for the Calculation Year, less credit for Operating

         Expense Deposits both paid by the Tenant in and allocable to the said Calculation Year.

                 (v)  **INTENTIONALLY OMITTED**

                 (vi) The Operating Expense Deposit due monthly, as aforesaid, during Lease Year next following the Calculation Year for which the statement is given (subject to revision as aforesaid), including the amount or revised amount for the months prior to the rendition of the statement.

                 Within ten days after the receipt of any such statement, the Tenant shall pay to the Rental Agent the amount of the Tenant's Proportionate Share of Operating Expenses due to the Landlord for the Calculation Year, as reflected in said statement, and the amount of the Operating Expense Deposit due for the months between the expiration of the Calculation Year described in the statement to and including the month in which the statement is furnished. If such statement shall reflect an amount due from the Landlord to the Tenant, then Landlord shall first apply such amount against the next due Operating Expense Deposit and, if not exhausted, then to the next ensuing Monthly Base Rent, and if there is any remaining balance, and Tenant is not in default hereunder, said remaining balance shall be paid to the Tenant.

                 G. ALLOCATION-SURVIVAL. If the Lease Term ends on any day other than the last day of December, any Tenant's Proportionate Share of Operating Expense payment due Landlord shall be prorated, and the Tenant shall pay such amount within ten (10) days after being billed. The Tenant's obligation and covenants to pay the Operating Expense Deposits and the Tenant's Proportionate Share of Operating Expenses are each and all independent of every other covenant set forth in this Lease and shall survive the expiration or termination of this Lease.

                 H. BOOKS AND RECORDS. Landlord shall maintain books and records in accordance with sound accounting and management practices, reflecting the Operating Expenses and Taxes. The Tenant or his representative shall have the right to examine the Landlord's books and records relative to Operating Expenses during normal business hours at any time within ten (10) days following the furnishing by the Landlord to the Tenant of any statement described in subsection 4F above. Unless the Tenant shall take written exception to any item within twenty (20) days, after the furnishing of the said statement, the said statement an all items and matters reflected therein shall be considered as final and accepted by the Tenant. Any amount due to the Landlord as shown on the said statement, whether or not written exception is taken hereto, shall be paid by the Tenant within twenty (20) days after the Landlord shall have submitted the said statement, without prejudice to any such written exception. If Tenant makes such timely written exception, a certification as to the proper amount of Tenant's Proportionate Share of Operating Expenses shall be made by Landlord's independent certified Public accountant which shall be final and conclusive. Tenant agrees to pay the cost of such certification unless it is determined Landlord's original determination of the aggregate of Rent Adjustments and Tenant's Proportionate Share of operating Expenses for the subject Calculation Year was in error by more than 5% of said Operating Expenses.

         5. SECURITY DEPOSIT. As additional security for faithful and prompt performance f its obligations hereunder, Tenant shall concurrently with the execution of this Lease pay to Landlord's said Rental Agent the sum of $1,043.16. Said security deposit need not be segregated and may be applied by Landlord for the purpose of curing any default or defaults of Tenant hereunder, in which event, Tenant shall replenish said deposit in full by promptly paying to Landlord on demand the amount so applied. Landlord shall not pay any interest on said deposit, except as required by law. If Tenant has not defaulted hereunder and Landlord has not applied said deposit to cure a default, or Landlord has applied said deposit to cure a default and Tenant has replenished the same, then said deposit, or such remaining portion thereof, shall be paid to Tenant after the termination of this Lease. Said deposit shall not be deemed an advance payment of Rent or a measure of Landlord's damages for any default hereunder by Tenant.

         6. USE. Tenant shall occupy and use the Premises for general office purposes only.

         7. LANDLORD'S SERVICES AND OBLIGATIONS. So long as Tenant is not in default hereunder, Landlord shall furnish the following services:

                 A. HEATING-AIR CONDITIONING. Landlord shall furnish heat and air conditioning to provide a temperature and humidity condition required, in Landlord's judgment, for comfortable occupancy of the Premises under normal business operations, daily from 8:00 a.m. to 6:00 p.m. (Saturday to 1:00 p.m.), Sundays and holidays excepted. Tenant will be charged for all heating and cooling requested and furnished before or after these hours at rates to be established by Landlord. Wherever heat generating machines or equipment are used in the Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to provide and install supplementary air conditioning units in the Premises and the cost of providing, installing, operating and maintaining the same shall be paid by Tenant to Landlord's Rental Agent as additional Rent.

                 B. WATER. Landlord shall furnish cold water from municipal mains from regular Building outlets for drinking, lavatory and toilet purposes drawn through fixtures installed by Landlord, or by Tenant with Landlord's prior written consent, and hot water for public lavatory purposes from the regular supply of the Building. Tenant shall pay Landlord's Rental Agent at rates fixed by Landlord for water furnished for any other purpose as additional Rent hereunder upon being invoiced for the same. Tenant shall not waste or permit the waste of water.

                 C. WINDOW WASHING. Landlord shall furnish window washing of all exterior windows, weather permitting, at intervals to be determined by the Landlord, but not less than once per calendar year.

                 D. JANITOR SERVICE. Landlord shall famish daily janitor services in the Premises, Saturdays, Sundays and holidays excepted. Tenant shall not provide janitor services without the prior written consent of Landlord and then only subject to the supervision of the Landlord and at Tenant's sole responsibility, cost and expense, by contractors or employees at all times satisfactory to Landlord. Landlord shall not be required to famish janitorial services to deal with conditions generated by receptions, parties, renovations, redecorating, remodelling or conditions not within the scope of ordinary office use.

                 E. ELEVATOR SERVICE. Landlord shall furnish passenger elevator service in common with Landlord and other tenants, daily. Daily freight elevator service shall be available in common with Landlord and other tenants of the Building and any use of the freight elevator service by contractors, agents or employees of Tenant shall be at Tenant's sole cost, responsibility and expense and at all times satisfactory to Landlord.

                 F. WINDOW COVERING. Landlord shall furnish blinds for all exterior windows of standard type and color for the Building, which Tenant agrees not to remove or alter.

                 G. INTERRUPTION OF SERVICES. Landlord does not warrant that any service will be free from interruptions caused by labor controversies, accidents, inability to obtain fuel, steam, water or supplies, governmental regulations, or other causes beyond the reasonable control of Landlord. No such interruption of service shall be deemed an eviction or disturbance of Tenant's use and possession of the Premises or any part thereof, or render Landlord liable to Tenant for damages, by abatement of rent or otherwise, or relieve Tenant from performance of Tenant's obligations under this Lease. Tenant hereby waives and releases all claims against Landlord for damages for interruption or stoppage of service.

         8.  TENANT'S OBLIGATIONS.

                 A. REPAIRS. Except for ordinary wear and as otherwise provided in this Lease, Tenant shall, at all times during the Term hereof, at its sole expense, keep all Tenant's movable and removable fixtures located in or appurtenant to the Premises in good order, repair and condition, and Tenant shall promptly arrange with Landlord to have Landlord (or Landlord's agent) make repairs of all other damages to the Premises and the replacement or repair of all damaged or broken glass (including signs thereon), fixtures and appurtenances (including hardware and heating, cooling, ventilating, electrical, plumbing and other mechanical facilities in the Premises), with materials equal in quality and class to the original materials damaged or broken, within any reasonable period of time specified by Landlord. Landlord may, but shall not be required to do so, enter the Premises at all reasonable times to make any repairs, alterations, improvements or additions, including, but not limited to, ducts and all other facilities for heating and air conditioning service, as Landlord shall desire or deem necessary for the, safety, preservation or improvement of the Building, or as Landlord may be required to do by the municipality in which the Building is located or by the order or decree of any court or by any other proper authority. The cost of all repairs made by Landlord to the Property which are made necessary as a result of misuse or neglect by Tenant or Tenant's employees, invitees or agents shall be immediately paid as additional Rent by Tenant to Landlord upon being billed for same. The cost of all other repairs and replacements (except those caused by Tenant's misuse or negligence and those relating to Tenant's movable fixtures) shall be paid for by the Landlord and deemed an item of Operating Expenses.

                 B. REMOVAL PERMIT. Tenant shall list all furniture, equipment and similar articles Tenant desires to remove from the Premises or the Building and deliver a copy to Landlord and procure a removal permit from the rental agent authorizing Building employees to permit such articles to be removed.

                 C. DOORS TO BE LOCKED. Before leaving the Premises unattended, Tenant shall close and securely lock all doors and shut off all utilities in the Premises. Any damage resulting from failure to do so shall be paid by Tenant.

                 D. HOLDING OVER. Tenant shall pay to the Landlord for each day Tenant retains possession of the Premises or any part thereof after termination hereof, by lapse of time or otherwise, 150% of the amount of the daily rate of rental then required by the terms hereof for the last monthly period prior to the date of such termination and also pay all reasonable damages sustained by Landlord by reason of such retention, or, if Tenant holds over for in excess of thirty days and Landlord gives notice in writing to Tenant of Landlord's election thereof (and not otherwise), such holding over shall constitute renewal of this Lease for one year at the higher of (i) 150% of the then current Rent; or (ii) that amount set forth in a written notice from Landlord to Tenant prior to the holding over, but acceptance by Landlord of Rent after such termination shall not constitute a renewal nor waive Landlord's right of reentry or any other right.

                 E. LAWS AND REGULATIONS. Tenant shall comply with all reasonable rules and regulations Landlord may adopt from time to time for the protection and welfare of the Building, the Property and its tenants and occupants, and comply with all laws, ordinances, orders and regulations and with the directions of any public officers authorized by law with respect to the Premises and the use and occupancy thereof.

                 F. SIGNS. Tenant shall not paint, display, inscribe or affix any sign, trademark, picture, advertising, notice, lettering or direction on any part of the outside or inside of the Building, or on the Premises, except on the public hallways of the

Premises, and then only such name or names or matter and of such location, color, size, style, character and material as shall be first approved by Landlord in writing. Landlord reserves the right to remove any other matter, without notice to Tenant and at the cost and expense of Tenant.

                 G. ADVERTISING. Tenant shall not advertise the business, profession or activities of Tenant in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining thereto or use the name of the Building for any purpose other than that of the business address of tenant, or use any picture or likeness of the Building or "THREE NATIONAL PLAZA AT WOODFIELD" or any other name by which the Building may from time to time be known, on any letterhead, envelope, circular, notice, advertisement, container or wrapping material, without the prior written consent of Landlord.

                 H. ARTICLES SOLD. Tenant shall not exhibit, sell or offer for sale, rent or exchange in the Premises or on the Property any article, thing or service except those ordinarily embraced within the use of the Premises specified in Section 6 without the prior written consent of Landlord.

                 I. HAZARDOUS MATERIALS. Tenant shall not use, cause or permit to be brought into or kept, held, located or disposed of on, under or at the Premises or on the Property any inflammable oils or fluids, or any explosive or other articles deemed "Hazardous Materials". For the purposes of this Lease, "Hazardous Materials" means and includes any hazardous, toxic or dangerous waste substance or material defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation and Liability Act, any so-called "Superfund" or "Superlien" law, or any other federal, state or local statute, law, ordinance, code, rule, regulation, order, decree or other requirement of any governmental authority regulating, relating to, or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect.

         J. VARIOUS PROHIBITED USES. Tenant shall not install or operate any refrigerating, heating or air conditioning apparatus or carry on any manufacturing, production or mechanical business, operation or activity without the prior written consent of Landlord; use the Premises for housing, lodging or sleeping purposes; permit preparation or warming of food in the Premises (warming of coffee and individual lunches of employees excepted), or permit food to be brought into the Premises for consumption therein, without the prior written consent of Landlord. Landlord may in its sole discretion refuse such permission or impose any conditions in granting it, and revoke it at will. Tenant shall not occupy or use the Premises or permit the Premises to be occupied or used for any purpose, act or thing which is in violation of any public law, ordinance or governmental regulation or which may be dangerous to persons or property, or which may invalidate or increase the amount of premiums for any policy of insurance carried on the Building or covering its operation or violate the terms thereof;

provided, however, that if any additional amounts of insurance premiums are caused by Tenant's occupancy or use of the Premises, without limitation of any other rights or remedies of Landlord, Tenant shall pay to Landlord said additional amounts. Tenant, at its sole expense, shall comply with all rules, regulations and requirements of the Illinois Inspection and Rating Bureau. Tenant shall not do or permit anything to be done upon the Premises, or bring or keep anything thereon which is in violation of rules, regulations or requirements of the local fire department, Illinois Inspection and Rating Bureau, Fire Insurance Rating Organization, or any other similar authority having jurisdiction over the Building. Tenant shall not use the Premises for housing accommodations or, for any immoral or illegal purposes. Tenant shall not at any time do or permit the manufacture, sale, purchase, use or gift of any spirituous, fermented, intoxicating or alcoholic liquors.

         K. SOUND DEVICES. Tenant shall not place any radio or television or other antenna aerial or wires or other equipment on the roof or on or in any part of the inside or outside of the Building other than the inside of the Premises; operate or permit to be operated any musical or sound producing instalment or device inside or outside the Premises which may be heard outside the Premises, operate any electrical, electronic or other device from which may emanate electrical, electronic or other waves which may interfere with or impair radio or television broadcasting or reception or any other transmission to, from or in the Building or elsewhere.

         L. NUISANCES. Tenant shall not bring or permit to be in the Building any bicycle or other vehicle, or dog (except in the company of a blind person) or other animal; make or permit any noise, vibration or odor to emanate from the Premises; do anything therein tending to create, or maintain, a nuisance; disturb, solicit or canvass any occupant of the Building, or do any act tending to injure the reputation of the Building.

         M. CLEANLINESS AND OBSTRUCTION OF PUBLIC AREAS. Tenant shall not place anything or allow anything to be placed near the glass of any door, partition, or window which may be unsightly from outside the Premises; take or permit to be taken in or out of other entrances of the Building, or take or permit on other elevators, any item normally taken in or out through the trucking concourse or service doors or in or on freight elevators; or, whether temporarily, accidentally, or otherwise, allow anything to remain in, place or store anything in, or obstruct in any way, any passageway, exit, stairway, elevator, shipping platform, or truck concourse. Tenant shall lend its full cooperation to keep such areas free from all obstruction and in a clean and sightly condition and move all supplies, furniture and equipment as soon as received directly to the Premises and move all such items and waste, other than waste customarily removed by employees of the Building, being taken from the Premises, directly to the shipping platform at or about the time arranged for removal therefrom.

         N. ADDITIONAL LOCKS. Tenant shall not attach or permit to be attached additional locks or similar devices to any door, transom or window; change existing locks or the mechanism thereof, or make or permit to be made any keys for any door other than those provided by Landlord. (If more than two keys for one lock are desired, Landlord will provide them upon payment therefor by Tenant.)

         O.  OVERLOAD ANY FLOOR.  Tenant shall not overload any floors.

         P. DEFACING PREMISES. Tenant shall not do any painting or decorating in the Premises; or mark, paint, cut or drill into, drive nails or screws into, or in any way deface any part of the Premises or the Building, outside or inside, without the prior written consent of Landlord. (If Tenant desires signal, communication, alarm or other utility or service connections installed or changed, the same shall be made by and at the expense of Tenant, with the approval and under direction of Landlord.)

         Q. ALTERATIONS. Tenant shall not make installations, alterations or additions in or to the Premises without submitting plans and specifications to Landlord and securing the prior written consent of Landlord in each instance. Such work shall be done at the sole cost and expense of Tenant by employees of or contractors employed by Landlord, or with Landlord's consent in writing given prior to letting of contract, by contractors employed by Tenant, but in each case, only under written contract previously approved in writing by Landlord, and subject to all conditions Landlord may impose including, without limitation, conditions which will assure Landlord that all work will be performed lien free. All installations, alterations and additions shall be constructed in a good and workmanlike manner and only new and good grades of material shall be used, and shall comply with all insurance requirements, and with all ordinances and regulations of the local governmental subdivisions or any department or agency thereof, and with the requirements of all statutes and regulations of the State of Illinois or any department or agency thereof. Tenant shall permit Landlord to supervise all construction operations within the Premises and pay to the Landlord a supervision fee equal to 15% of the cost of all such construction. If alterations are made by Tenant's contractors, Tenant shall furnish to Landlord prior to commencement thereof, building permits and certificates of appropriate insurance and bonds, and upon completion of any installation, alteration or addition, Contractor's Affidavits and full and final Waivers of Lien covering all labor and material expended and used. Tenant shall hold Landlord harmless from all claims, costs, damages, liens and expenses which may arise out of or be connected in any way with said installations, alterations or additions.

         R. RULES AND REGULATIONS. Tenant agrees to and agrees to cause its employees, agents, clients, customers, invitees, visitors and guests to comply with the reasonable Rules and Regulations for the Building promulgated by the Landlord from time to time.

         9. RIGHTS RESERVED TO LANDLORD. Landlord shall have the following rights exercisable without notice and without liability to Tenant for damage or injury to property, person or business (all claims for damage being hereby released), and without effecting an eviction or disturbance or Tenant's use or possession or giving rise to any claim for setoffs, or abatement of rent:

                 A.  To change the name or street address of the Building.

                 B. To install and maintain signs on the exterior and interior of the Building or anywhere on the Property.

                 C. To designate all sources furnishing sign painting and lettering, ice, mineral or drinking water, beverages, foods, towels, vending machines or toilet supplies used or consumed on the Premises.

                 D.  To have passkeys to the Premises.

                 E. To decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy during the last month of the Term hereof, if during or prior to such time Tenant vacates the Premises, or any time after Tenant abandons the Premises.

                 F. To enter the Premises at reasonable hours to make inspections, or to exhibit the Premises to prospective tenants, purchasers or others, or for other reasonable purposes.

                 G. To have access to all mail chutes according to the rules of the United States Post Office.

                 H. To require all persons entering or leaving the Building during such hours as Landlord may from time to time reasonably determine to identify themselves to a watchman by registration or otherwise and to establish their right to leave or enter, and to exclude or expel any peddler, solicitor or beggar at any time from the Premises or the Property.

                 I. To approve the weight, size and location of safes, computers, all other heavy articles in and about the Premises and the Building and to require all such items and other office furniture and equipment to be moved in and out of the Property and Premises only at such time and in such manner as Landlord shall direct and in all events at Tenant's sole risk and responsibility.

                 J. At any time or times, to decorate and to make, at its own expense, repairs, alterations, additions and improvements, structural or otherwise, in or to the Premises, the Property or part thereof, and to perform any acts related to the safety, protection or preservation thereof, and during such operations to take into and through the Premises or any part of the Property all material and equipment required and to close or temporarily suspend operation of entrances, doors, corridors, elevators or other facilities, provided that Landlord shall cause as little inconvenience or annoyance to

Tenant as is reasonably necessary in the circumstances, and shall not do any act which permanently reduces the size of the Premises. Landlord may do any such work during ordinary business hours and Tenant shall pay Landlord for overtime and for any other expenses incurred if such work is done during other hours at Tenant's request.

                 K. To do or permit to be done any work in or about the Premises or the Property or any adjacent or nearby building,land, street or alley.

                 L. To grant to anyone the exclusive right to conduct any business or render any service on the Property, provided such exclusive right shall not operate to exclude Tenant from the use expressly permitted by Section 6 of this Lease.

                 M. To close the Building at 8:00 p.m. or at such other reasonable time as Landlord may determine, subject, however, to Tenant's right to admittance under such regulations as shall be prescribed from time to time by Landlord.

                 N. To prohibit the placing of vending or dispensing machines of any kind in or about the Premises without the prior written permission of the Landlord.

                 O. Landlord reserves the right to require Tenant to move to other space in the Building which, except for location or floor, is equivalent to the Premises, upon receipt of thirty (30) days' written notice from Landlord, in which event, Landlord shall pay all moving costs and all other reasonable costs associated with moving, the new space shall thereupon become the Premises demised hereunder at the same Rents as are provided for herein and the space from which Tenant is required to move shall cease to be the Premises demised hereunder.

                 P. All other rights reserved by the, Landlord pursuant to the provisions of this Lease.

         10.  TELEPHONE, ELECTRIC AND OTHER SERVICES.

                 A. Tenant shall make arrangements directly with the telephone companies servicing the Building for such telephone service in the Premises as may be desired by Tenant. Tenant shall pay the entire cost of the installation and maintenance of an electrical meter in the Premises, all telephone charges, electricity consumed within the Premises, maintenance of light fixtures and replacement of lamps, bulbs, tubes, ballasts and starters. Landlord and Tenant do hereby acknowledge that the electricity for the lighting fixtures located in the Premises does not (or will not) run through and be measurable by the electrical meter installed (or to be installed) in the Premises.

                 B. If Tenant desires telegraphic, telephonic, burglar alarm, computer installations or signal service (which service shall be at Tenant's sole expense), Landlord shall, upon request, direct where and how all connections and wiring for such service shall be introduced and run. In the absence of such directions, Tenant shall make no borings, cutting or install any wires or cables in or about the Premises.

                 C. Tenant covenants and agrees that Landlord shall in no event be liable or responsible to Tenant for any loss, damage or expense which Tenant may sustain or incur if either the quality or character of electrical service is changed or is no longer suitable for Tenant's requirements. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of existing feeders to the Building when reviewed in conjunction with electrical usage of other tenants in the Building or the Premises or wiring or installation; and also that it shall make no alterations or additions to the electric equipment and/or appliances without the prior written consent of Landlord in each instance.

         11. LANDLORD'S TITLE. Landlord's title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

         12. QUIET ENJOYMENT. Subject to the provisions of this Lease, Landlord covenants that Tenant, on paying the Rent and performing the covenants of this Lease on its parts to be performed, shall and may peaceably and quietly have, hold and enjoy the Premises for the Term of this Lease.

         13. WAIVER OF CERTAIN CLAIMS. To the full extent now, or hereafter, permitted by law, except any act of negligence on the part of Landlord, Tenant waives and releases all claims against Landlord, its officers, directors, agents, employees and servants, in respect of, and they shall not be liable for injury to person or damage to property sustained by Tenant or by any occupant of the Premises or the Property, or any other person, occurring in or about the Property, or the Premises resulting directly, or indirectly, from any existing or future condition, defect, matter or thing in the Premises, the Property or any part of it, or from equipment or appurtenances therein, or from accident, or from any occurrence, act, or from negligence or omission of any Tenant or occupant of the Property, or of any other person including Landlord, its officers, directors, agents, employees and servants. This section shall apply especially, but not exclusively, to damage caused as aforesaid or by the flooding of basements or other subsurface areas or by refrigerators, sprinkling devices, air conditioning apparatus, water, snow, frost, steam, excessive heat or cold, falling plaster, broken glass, sewage, gas, odors or noise, or the bursting or leaking of pipes or plumbing fixtures, and shall apply equally whether any such damage results from the act or omission of other tenants, occupants or servants of the Property or of any other persons including Landlord, its officers, directors, agents, employees and servants, and whether such damage be caused or result from any thing or circumstance above mentioned, or any other thing or circumstance whether alike or wholly different in nature. If any such damage to the Premises or the Property or any equipment or appurtenance therein, or to tenants thereof, results from any act or omission or negligence of Tenant, its agents, employees or invitees, Landlord may, at Landlord's option, repair such damage and Tenant shall, upon demand by Landlord, reimburse Landlord forthwith for all costs of such repairs and damages both to the Property and to the tenants thereof. All property on the Property or in the Premises belonging to Tenant, its agents, employees or invitees, or to any occupant of the Premises shall be there at the risk of Tenant or other person only, and Landlord shall not be liable for damage thereto or theft, misappropriation or loss thereof. Tenant agrees to hold Landlord, its officers, directors, agents, employees and servants harmless and to indemnify it against claims and liability for injuries to all persons and for the damage to, or the theft, misappropriation or loss of all property occurring in or about the Premises, or due to any act or omission of Tenant, its agents or employees or invitees.

         14. CONDITION OF PREMISES. Tenant's taking possession shall be conclusive evidence that the Premises were then in good order, repair and satisfactory condition. Except as may be set forth in Exhibit B attached hereto, no promise has been made to alter, remodel, improve, repair, decorate or clean the Premises or any part thereof, and no representation respecting the condition of the Premises or the Property has been made to Tenant, except as made herein.

         15. TERMINATION. At the termination of this Lease, by lapse of time or otherwise:

                 A. SURRENDER OF KEYS. Tenant shall surrender all keys of the Premises to Landlord and make known to Landlord the explanation of all combination looks remaining on the Premises.

                 B. RETURN OF PREMISES. Tenant shall return to Landlord the Premises and all equipment and fixtures of Landlord in as good a condition and state of repair as when Tenant originally took possession subject, however, to
(a) the provisions of Paragraphs C and D of this Section 15; (b) ordinary wear and loss or damage by fire; or (c) other casualty covered in Section 17 hereof, failing which Landlord may restore the Premises, equipment and fixtures to such condition and state of repair and Tenant shall, upon demand, pay to landlord the cost thereof.

                 C. REMOVAL OF ADDITIONS. All installations, additions, hardware, non-trade fixtures and improvements temporary or permanent, except movable furniture and equipment belonging to Tenant, in or upon the Premises, whether placed there by Tenant or Landlord, shall be Landlord's property and shall remain upon the Premises, all without compensation, allowance or credit to Tenant; provided, however, that if prior to such termination or within ten days thereafter Landlord so directs by notice, Tenant shall promptly remove the installations, additions, hardware, non-trade fixtures and improvements, placed in or upon the Premises by Tenant and designated in the notice, failing which Landlord may remove the same and Tenant shall, upon demand, pay to Landlord the cost of such removal and of any necessary restoration of the Premises.

                 D. FLOOR COVERING. Tenant may remove any floor covering entirely paid for and laid by Tenant, provided Tenant (a) removes all fastenings, paper, glue, bases and other vestiges thereof and restores the floor surface to its previous condition, or (b) pays to Landlord, upon demand, the cost of restoring the floor surface condition.

                 E. PROPERTY PRESUMED ABANDONED. All fixtures, installations, and personal property belonging to Tenant not removed from the Premises upon termination of this Lease and not required by Landlord to have been removed as provided in Paragraph C of this Section 15, shall be conclusively presumed to have been abandoned by Tenant and title thereto shall pass to Landlord under this Lease as by a Bill of Sale.

         16. ASSIGNMENT AND SUBLETTING. Tenant shall not, without the prior written consent of Landlord in each instance: (i) assign, transfer, mortgage, pledge, hypothecate or encumber, or subject to or permit to exist upon or be subjected to any lien or charge, this Lease or any interest under it; (ii) allow to exist or occur any transfer of or lien upon this Lease or the Tenant's interest herein by operation of law; (iii) sublet the Premises or any part thereof, or (iv) permit the use or occupancy of the Premises or any part thereof for any purpose not provided for under Section 6 of this Lease or by anyone other than the Tenant and Tenant's employees. In no event shall this Lease be assigned or assignable by voluntary or involuntary bankruptcy proceedings or otherwise, and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings.

         Tenant shall, by notice in writing, advise Landlord of its intention from, on and after a stated date (which shall not be less than sixty (60) days after date of Tenant's notice) to assign or transfer its interest as Tenant in this Lease, or sublet any part or all of the Premises for the balance or any part of the Term, and in such event, Landlord shall have the right to be exercised by giving written notice to Tenant thirty (30) days after receipt of Tenant's notice, to recapture the space. described in Tenant's notice and such recapture notice shall, if given, cancel and terminate this Lease with respect to the space therein described as of the date stated in Tenant's notice. Tenant's said notice shall state the name and address of the proposed subtenant or assignee and a true and complete copy of the proposed sublease or assignment shall be delivered to Landlord with said notice. If Tenant's notice shall cover all of the Premises, and Landlord shall give the aforesaid recapture notice with respect thereto, the Term of this Lease shall expire and end on the date stated in Tenant's notice as fully and completely as if that date had been herein definitely fixed for the expiration of the Term. If, however, this Lease is canceled pursuant to the foregoing with respect to less than the entire Premises, the Rent herein reserved shall be adjusted on the basis of the number of square feet retained by Tenant in proportion to the number of square feet contained in the Premises, as described in this Lease, Tenant shall pay for the cost of physically separating the portion of space so recaptured from the Premises, and this Lease, as so amended, shall continue thereafter in full force and effect. If Landlord, upon receiving Tenant's said notice with respect to any such space, shall not exercise its right to cancel as aforesaid, Landlord will not unreasonably withhold its consent to Tenant's assignment as aforesaid or subletting the space covered by its notice.

         Any subletting or assignment hereunder shall not release or discharge Tenant of or from any liability, whether past, present or future, under this Lease, and Tenant shall continue fully liable thereunder. The subtenant or subtenants or assignee shall agree to comply with and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease to the extent of the space sublet or assigned, and Tenant shall deliver to Landlord promptly after execution, an executed copy of each such sublease or assignment and an agreement of compliance by each such subtenant or assignee.

         Notwithstanding anything to the contrary in this Section 16, if Tenant is a corporation whose shares of stock are not publicly traded and if during the Term of this Lease the ownership of the shares of stock which constitutes control of Tenant changes by reason of sale, gift or death, Tenant shall notify Landlord of such change within five (5) days thereof, and if, and only if, the operation from the Premises changes the corporation, after giving effect to such change in ownership, has a net worth of less than the Tenant on the date of execution of this Lease, the Landlord, at its option, may at any time thereafter terminate this Lease by giving Tenant written notice of said termination at least sixty (60) days prior to the date of termination stated in the notice. The term "control", as used herein, means the power to directly or indirectly direct or cause the direction of the management or policies of the Tenant.

         If Tenant shall assign or transfer its interest in this Lease or sublet the Premises whether or not it first obtained Landlord's consent at a rental in excess of the rent due and payable by Tenant under the provisions of Sections 3 and 4 of this Lease, 50% of said excess rent and all other consideration received by the Tenant relating to such assignment or sublet shall be paid to the Landlord and the Tenant shall be entitled to retain the remaining 50%.

         Any sale, assignment, mortgage, transfer or subletting of this Lease which is not in compliance with the provisions of this paragraph at Landlord's written election shall be of no effect and void.

         The Landlord may assign this Lease and thereafter shall not be liable hereunder; provided, that the Landlord's assignee shall assume the Landlord's obligations hereunder. No assignee, sublettee or licensee of Tenant shall be entitled to exercise or receive the benefits of any option or right contained in this Lease or any rider or future amendment hereto granting the Tenant the right:

                 (1)  to extend or renew the Term;

                 (2)  to lease any additional space in the Building;

                 (3)  to utilize any reserved or underground parking space; or

                 (4)  to utilize any health club memberships.

         17. UNTENANTABILITY. In the event (a) Premises are made substantially untenantable by fire or other casualty, or (b) the Building is so damaged by fire or other casualty that Landlord shall decide to demolish or not rebuild the same, then, in any of such events, Landlord shall have the right to terminate this Lease by notice to Tenant within ninety (90) days after the date of such fire or other casualty and the Rent shall be apportioned on a per them basis and paid to the date of such fire or other casualty. In the event the Premises are made untenantable by fire or other casualty and Landlord shall decide to rebuild and restore the same, this Lease shall not terminate and Landlord shall repair and restore the Premises at Landlord's expense and with due diligence, subject, however, (i) to reasonable delays for insurance adjustments and (ii) delays caused by forces beyond Landlord's control, and the Rent shall abate on a per diem basis during the period of reconstruction and repair.

         In the event the Premises are not made substantially untenantable, then Landlord shall, except during the last year of the term hereof, proceed with all due diligence to repair and restore the Premises, subject, however, to
(i) reasonable delays for insurance adjustments, and (ii) delays caused by forces beyond Landlord's control. In such event, the Rent shall abate in proportion to the non-useability of the Premises during the period while repairs are in progress unless such partial damages are due to the fault or neglect of Tenant. If the partial damage is the result of the fault or neglect of Tenant, Rent shall not abate during said period. If the Premises are made partially untenantable as aforesaid during the last year of the Term hereof, Landlord or Tenant shall have the right to terminate this Lease as of the date of fire or other casualty, in which event, the Rent shall be apportioned on a per diem basis and paid to the date of such fire or other casualty.

         18. RIGHTS AND REMEDIES OF LANDLORD. All rights and remedies of Landlord herein enumerated shall be cumulative and none shall exclude any other right or remedy allowed by law.

                 A. If any voluntary or involuntary petition or similar pleading under any section or sections of any bankruptcy act shall be filed by or against Tenant, or any voluntary or involuntary proceeding in any court or tribunal shall be instituted to declare Tenant insolvent or unable to pay Tenant's debts, or Tenant makes an assignment for Tenant or for the major part of assignment for the benefit of its creditors, or a trustee or receiver is appointed for Tenant or for the major part of Tenant's property, then and in any such event, Landlord may, if Landlord so elects, but not otherwise, and with notice of such election, and with or without entry or other action by Landlord, forthwith terminate this Lease, and, notwithstanding any other provisions of this Lease, Landlord shall forthwith upon such termination be entitled to recover damages in an amount equal to the then present value of the Rent specified in Sections 3 and 4 of this Lease for the residue of the stated term hereof and any extension or renewal thereof agreed to by Tenant, less the fair rental value of the Premises for the residue of the stated term and any extension or renewal thereof agreed to by Tenant.

                 B. If Tenant defaults in the prompt payment of Rent and such default shall continue for ten or more days after the same be due and payable or in the performance or observance of any other provision of this Lease and such other default shall continue for ten or more days after notice thereof shall have been given to Tenant, or if the leasehold interest of Tenant be levied upon under execution or attached by process of law, or if Tenant abandons the Premises, then and in any such event, Landlord, if it so elects, with or without notice or demand, forthwith, or at any time thereafter while such default continues, either may terminate Tenant's right to possession, without terminating this Lease, or may terminate this Lease. If the term of any lease, other than this Lease, made by Tenant for any premises in the Building shall be terminated or terminable after the making of this Lease because of any default by Tenant under such other lease, such fact shall empower Landlord, at Landlord's sole option, to terminate this Lease by notice to Tenant.

                 C. Upon termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Tenant's right to possession without termination of this Lease, Tenant shall surrender possession and vacate the Premises immediately, and deliver possession thereof to Landlord, and hereby grants to Landlord full and free license to enter into and upon the Premises in such event with or without process of law and to repossess Landlord of the Premises as of Landlord's former estate and to expel or remove tenant and any others who may be occupying or within the Premises and to remove any and all property therefrom, using such force as may be necessary, without being deemed in any manner guilty of trespass, eviction, forcible entry or detainer, or conversion of property, and without relinquishing Landlord's rights to Rent or any other right given to Landlord hereunder or by operation of law. Tenant expressly waives the right to a jury trial. Except for the notices specifically required by this Lease, Tenant expressly waives the service of any demand for payment of Rent or for possession and the service of any notice of Landlord's election to terminate this Lease or to reenter the Premises, including any and every form of demand and notice prescribed by any statute or other law, and agrees that the simple breach of any covenant or provision of this Lease by Tenant shall, of itself, without the service of any notice or demand whatsoever, except for the notices specifically required by this Lease, constitute a forcible detainer by Tenant of the Premises within the meaning of the statutes of the State of Illinois.

                 D. If Tenant abandons the Premises or otherwise entitles Landlord so to elect, and if Landlord elects to terminated Tenant's right without terminating this Lease, Landlord may, at Landlord's option, enter upon the Premises, remove Tenant's signs and other evidences of tenancy, and take and hold possession thereof as provided in Paragraph C of this Section 18, without such entry and possession terminating this

Lease, or releasing Tenant, in whole or in part, from Tenant's obligation to pay the Rent hereunder for the full term, and in any such case, Tenant shall pay forthwith to Landlord a sum equal to the present value of the entire amount of the Rent specified in Section 3 of this Lease for the residue of the stated term plus any other sums then due hereunder. Upon and after entry into possession without termination of this Lease, Landlord may, but need not, relet the Premises or any part thereof for the account of Tenant to any person, firm or corporation other than Tenant for such rent, for such time and upon such terms as Landlord in Landlord's sole discretion shall determine, and Landlord shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant about such reletting. In any such case, Landlord may make repairs, alterations and additions in or to the Premises, and redecorate the same to the extent deemed by Landlord necessary or desirable, and Tenant shall, upon demand, pay the cost thereof, together with all expenses of the reletting. If the consideration collected by Landlord upon any such reletting for Tenant's account is not sufficient to pay the full amount of unpaid Rent reserved in this Lease, together with the cost of repairs, alterations, redecorating and Landlord's expenses, Tenant shall pay to Landlord the amount of any deficiency, upon demand. If the consideration so collected from any-such reletting is more than sufficient to pay the full amount of the rent reserved herein, together with the costs and expenses of Landlord, Landlord, at the end of the stated term of this Lease, shall account for the surplus to Tenant.

                 E.  **INTENTIONALLY OMITTED**

                 F. Any and all property which may be removed from the Premises by Landlord pursuant to the authority of this Lease or of law, to which Tenant is or may be entitled, may be handled, removed or stored in a commercial warehouse or otherwise by Landlord at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation and safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the game shall be in Landlord's possession or under Landlord's control. Any such property of Tenant not removed from the Premises or retaken from storage by Tenant at the end of the term, however terminated, shall by Landlord's election made at any time be conclusively deemed to have forever abandoned by Tenant.

                 G. The prevailing party shall be entitled to collect, all costs, charges and expenses, including the fees of counsel, agents and others retained by the prevailing party, incurred by the prevailing party in enforcing the non-prevailing party's obligations hereunder or incurred by the prevailing party in any litigation, negotiation or transaction in which the non-prevailing party causes prevailing party, without its fault, to become involved or concerned.

                 H. If Tenant violates any of the terms and provisions of this Lease, or defaults in any of its obligations hereunder, other than the payment of Rent or other sums payable hereunder, such violations may be restrained or such obligation enforced by injunction.

                 I. Tenant hereby grants to Landlord a second lien and security interest upon the interest of Tenant under this Lease and the personal property of the Tenant located in the Premises to secure the payment of monies due under this Lease, which lien may be foreclosed.

         19. EMINENT DOMAIN. If the Property, or any portion thereof which includes a substantial part of the Premises, shall be taken or condemned by any competent authority for any public use or purpose, the term of this Lease shall end upon, and not before, the date when the possession of the part so taken shall be required for such use or purpose, and without apportionment of the award. Rent shall be apportioned as of the date of such termination. If any condemnation proceeding shall be instituted in which it is sought to take or damage any part of the Property, or if the grade of any street or alley adjacent to the Property is changed by any competent authority and such change of grade makes it necessary or desirable to remodel the Property to conform to the changed grade, Landlord shall have the right to cancel this Lease upon not less than ninety (90) days' notice prior to the date of cancellation designated in the notice. No money or other consideration shall be payable by Landlord to Tenant for said cancellation, and the Tenant shall have no right to share in the condemnation award or in any judgment for damages caused by said eminent domain proceeding. Notwithstanding the foregoing, Tenant shall have the right to make a separate claim with the condemning authorities for Tenant's moving costs and unamortized costs of Tenant improvements paid for by the Tenant.

         20. SUBORDINATION OR SUPERIORITY OF THIS LEASE. The rights and interests of Tenant under this Lease shall be subject and subordinate to any mortgage or trust deed that exists now or may hereafter be placed upon the Building or Real Estate or Property and to any and all advances to be made thereunder and to the interest thereon, and to all renewals, replacements and extensions thereof. Any mortgagee or trustee may elect to give the rights and interests of Tenant under this Lease priority over the lien of its mortgage or trust deed. In the event of such election and upon notification by such mortgagee or trustee to Tenant to that effect, the rights and interests of Tenant under this Lease shall be deemed to have priority over the lien of said mortgage or trust deed, whether this Lease is dated prior to or subsequent to the date of such mortgage or trust deed. Tenant shall promptly execute and promptly deliver whatever reasonable instruments may be required for such purposes and in the event Tenant fails to so do within ten (10) days after demand, in writing, Tenant shall, without further notice, be deemed in default hereunder.

         In the event of a foreclosure of a mortgage or the sale of the Property pursuant to a trust deed or if Landlord's interest in the Premises is conveyed or transferred in lieu of foreclosure (i) the successor landlord shall not be liable for any default of a prior landlord or any other matter which occurred prior to the date such successor succeeded to the Landlord's interest nor shall such successor be bound by or subject to any offsets or defenses which Tenant may have against Landlord; (ii) upon request of the successor landlord, Tenant shall attorn and will execute and deliver such instruments as may be necessary to evidence such attornment; and (iii) no successor to Landlord shall be bound to recognize any prepayment of Rent by more than thirty days, nor (iv) shall any successor to Landlord have any liability for any security deposit not physically received by it.

         21. SPRINKLERS. If at any time during the Term a "sprinkler system" exists or is installed on the Property and if such "sprinkler system" (if any) or any of its appliances shall be damaged or injured or not in proper working order by reason of any act or omission of Tenant, Tenant's agents, servants, employees, licensees or visitors, Tenant shall forthwith restore the same to good working condition at its own expense; and if the Board of Fire Underwriters or Fire insurance Exchange or any bureau, department or official of the state or city government, requires or recommends that any changes, modifications, alterations or additional sprinkler heads or other equipment be made or supplied by reason of Tenant's business or the location of partitions, trade fixtures, or other contents of the Premises, or for any other reason, or if any such changes, modifications, alterations, additional sprinkler heads or other equipment, become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate as fixed by said Exchange, or by any fire insurance company, Tenant shall, at Tenant's expense, promptly make and supply such changes, modifications, alterations, additional sprinkler heads or other equipment.

         22. PRIOR OCCUPANCY. In the event Tenant is permitted to occupy the Premises prior to commencement of the Term, then all the provisions of this Lease shall be in full force and effect commencing at such occupancy; such occupancy shall be on the basis of a month-to-month tenancy, and Rent for such period shall be paid at the monthly rate set forth in Sections 3 and 4.

         23. NOTICE. In every instance where it shall be necessary or desirable for Tenant to give or serve any notice or demand upon Landlord, such notice or demand shall be sent by United States Registered or Certified Mail, postage prepaid, addressed to Landlord c/o the Rental Agent at the place where rental under this Lease is then being paid. Any notice or demand to be given or served by Landlord to Tenant shall be effective if mailed or delivered by Landlord or Landlord's Rental Agent to the Premises, or to such other address as may appear on the records of Landlord. Notice mailed as aforesaid shall be conclusively deemed to have been served at the close of the second business day following the date said notice was mailed.

         24. SUCCESSORS AND ASSIGNS. Each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and assigns, provided that this Lease shall not inure to the benefit of any assignee, heir, legal representative, transferee or successor of Tenant except upon the prior written consent or election of Landlord, as provided in Section 16.

         The term "Landlord", as used in this Lease, means only the owner, or the mortgagee in possession, for the time being, of the Property (or the owner of a lease of the Building or of the Real Estate and the Building) of which the Premises form a part, so that in the event of any sale or sales of said Real Estate and the Building or of said Lease, or in the event of a lease of the Building, or of the Real Estate and the Building, Landlord shall be and hereby is entirely free and relieved of all covenants and obligations of Landlord hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser at any such sale, or the said lessee of the Building, or of the Real Estate and the Building, that the purchaser or the lessee of the Building has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder.

         25.  INSURANCE.

                 (a) Landlord and Tenant agree to have all property insurance policies which may be carried by either of them endorsed with a clause providing that any release from liability of or waiver of claim for recovery from the other party entered into in writing by the insured thereunder prior to any loss or damage shall not affect the validity of said policy or the right of the insured to recover thereunder. Without limiting any release or waiver of liability or recovery contained in any other paragraph of this Lease but rather in confirmation and furtherance thereof, Landlord and Tenant each hereby waive any and every claim for recovery from the other, its officers, agents, employees and beneficiaries for any and all loss of or damage to the Property or to the contents thereof, which loss or damage is covered by valid and collectible fire and extended coverage insurance policies, to the extent that such loss or damage is recoverable under said insurance policies. Inasmuch as this mutual waiver will preclude the assignment of any such claim by subrogation (or otherwise) to an insurance company (or any other person), Landlord and Tenant each agree to give to each insurance company which has issued, or in the future may issue, to its policies of fire and extended coverage insurance, written notice of the terms of this mutual waiver, and to have said insurance policies properly endorsed, if necessary to prevent the invalidation of said insurance coverage by reason of said waiver.

                 (b) At all times during the Term of this Lease, Tenant shall at its sole cost and. expense maintain in full force and effect insurance protecting Tenant and Landlord and Landlord's beneficiaries and their respective agents and any other parties designated by Landlord from time to time, with terms, coverages and in companies at all times satisfactory to Landlord and with such increases in limits as Landlord may, from time to time, request. Initially, such coverage shall be in the following amounts:

                 (i) Comprehensive General Liability Insurance, including Contractual Liability insuring the indemnification provisions contained in this Lease, with limits of not less than One Million Dollars ($1,000,000.00) combined single limit per occurrence for Bodily Injury, Death and Property Damage. The Comprehensive General Liability policy shall include as additional insureds the Landlord, with a severability of interest endorsement.

                 (ii) Insurance against (A) "All Risks" of physical loss coverage for, movable fixtures, office equipment, furniture, trade fixtures, merchandise and all other items of Tenant's property on the Premises, and (B)loss of use of the Premises.

                 Tenant shall, prior to the commencement of the Term hereof and prior to the expiration of any policy, furnish Landlord certificates evidencing that all required insurance is in force and providing that such insurance may not be cancelled or changed without at least thirty (30) days' prior written notice to Landlord and Tenant (unless such cancellation is due to non-payment of premiums, in which event ten (10) days' prior written notice shall be provided).

         26.  MISCELLANEOUS.

                 A. Force Majeure. Wherever there is provided in this lease a time limitation for performance by the Landlord or Tenant of any construction, repair, maintenance or service (but not the payment of Rent), the time provided for shall be extended for as long as and to the extent that delay in compliance with such limitation is due to an act of God, strikes, governmental control or other factors beyond the reasonable control of the Landlord or Tenant.

                 B. If any provision of this Lease or application to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Lease or the application of such provision to such person or circumstances, other than those as to which it is so determined invalid or unenforceable to any extent, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

                 C. The headings of sections are for convenience only and do not define, limit or construe the contents of such sections or subsections. References made in this Lease to numbered sections and subsections shall refer to the numbered sections or subsections of this Lease, unless otherwise indicated.

                 D. The Lease is to be executed in copies, each of which executed copy shall constitute an original. In the event of a conflict between the provisions of any original lease with the provisions of any other original lease, then in such event, the provisions of Landlord's original lease will govern and control.

                 E. Each of the parties agrees, at the request of the other, to execute such instruments or documents as any party may reasonably request, acknowledging: the date of Completion of the Premises; the date of acceptance of possession of the same; the date of commencement of rentals; the commencement of the term; the commencement and expiration dates of this Lease; the Operating Expenses; Taxes for any Lease Year; the number of rentable square feet demised to the Tenant; Annual Base Rental amount; and the compliance or noncompliance by any party with any of the terms or provisions of this Lease; and to evidence such other or further matters as may be so reasonably requested by Tenant, Landlord or any Mortgagee or Trustee having a valid lien on the Property or any part thereof.

                 F. Tenant represents that except for Miglin-Beitler Management Corporation and C.B. Commercial Real Estate Group, Inc., it has not dealt with any real estate broker in connection with this Lease and, to its knowledge, no broker other than Miglin-Beitler Management Corporation and C.B. Commercial Real Estate Group, Inc. initiated or participated in the negotiation of this Lease, submitted or showed the Premises or any other space in the Building to Tenant or is entitled to any commission in connection with this Lease. Tenant hereby agrees to indemnify, defend, and hold Landlord harmless from and against any and all claims of any other real estate broker for commissions in connection with this Lease who claim to have dealt with the Tenant.

                 G. No receipt of money by Landlord from Tenant after the termination of this Lease, the service of any notice, the commencement of any suit or final judgment for possession shall reinstate, continue or extend the term of this Lease or affect any such notice, demand, suit or judgment.

                 H. No waiver of default of Tenant shall be implied, and no express waiver shall affect any default other than the default specified in such waiver and that only for the time and to the extent therein stated.

                 I. Clauses, plats, exhibits and riders, if any, signed by Landlord and Tenant and endorsed on or affixed to this Lease are part hereof and in the event of variation or discrepancy, the duplicate original hereof, including such clauses, plats and riders, if any, held by Landlord shall control.

                 J. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant. Submission of this instrument to Landlord, signed by Tenant, shall construe and irrevocable offer to lease the Premises on the terms herein stated for a period of thirty (30) days from the date of such submission.

                 K. Wherever the consent of either Landlord or Tenant is required by the provisions of this Lease, such party shall not unreasonably withhold or delay such consent.

                 L. Rentable Area of the Premises. Tenant acknowledges that the rentable square feet of the Premises attributes to the Premises a portion of the common and service areas of the Building.

                 M. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and may be modified or altered only by agreement, in writing, between Landlord and Tenant. No modifications, termination or surrender of this Lease or surrender of the Premises or any part thereof or of any interest therein by Tenant shall be valid or effective unless agreed to and accepted, in writing, by Landlord, and no act by any representative or agent of Landlord, other than delivery of such a written agreement and acceptance by Landlord shall constitute an acceptance thereof.

                 N. This Lease shall be construed and enforced in accordance with the laws of the State of Illinois.

                 O. As used herein, the terms "Landlord" or "Tenant" and any pronouns used to refer to Landlord or Tenant shall, as the context requires, include the singular and the plural, and the masculine, feminine and neuter.

                 P. This Lease has been jointly reviewed and modified by all of the parties hereto and shall be construed accordingly; any principle or rule of construction which construes any provision of this Lease against the draftor of the Lease is hereby declared to be inapplicable to this Lease and all parties to this Lease.

                 Q. Any claim which Tenant may have against Landlord for default in performance in any of the obligations herein contained to be kept and per-formed by the Landlord shall be deemed waived, unless such claim is asserted by written notice thereof to the Landlord within thirty (30) days of the commencement of the alleged default or of accrual of the cause of action and unless suit is brought thereon within twelve (12) months subsequent to the accrual of such cause of action. Furthermore, Tenant agrees to look solely to Landlord's interest in the Property for the recovery of any judgment from Landlord, it being agreed that Landlord or if Landlord is a partnership, its partners, whether general or limited, or if Landlord is a corporation, its directors, officers or shareholders, shall never be personally liable for any such judgment.

         27. ESTOPPEL CERTIFICATES. The Tenant agrees that, from time to time upon not less than ten days prior written request by Landlord, the Tenant, or Tenant's duly authorized representative having knowledge of the following facts, will deliver to

Landlord a statement in writing certifying: (i) that this Lease is unmodified and in full force and effect (or if there have been modifications that the Lease, as modified, is in full force and effect); (ii) the dates to which Rent and other charges have been paid; and (iii) that the Landlord is not in default under any provision of this Lease, or, if in default, the nature thereof in detail, it being intended that any such statement may be relied upon by any prospective purchaser or tenant of the Property, any mortgagees or prospective mortgagees thereof, or any prospective assignee of any mortgage thereof.
Tenant shall execute and deliver whatever instruments may be required for such purposes and in the event Tenant fails so to do within twenty (20) days after demand in writing, Tenant shall be considered in default under this Lease.

         28. LANDLORD'S EXONERATION. It is expressly understood and agreed by and between the parties hereto, anything herein to the contrary notwithstanding, that each and all of the representations, warranties, covenants, undertakings and agreements herein made on the part of any Landlord while in form purporting to be the representations, warranties, covenants, undertakings and agreements of such Landlord are, nevertheless, each and every one of them made and intended, not as personal representations, warranties, covenants, undertakings and agreements by such Landlord, or for the purpose or with the intention of binding such Landlord personally, but are made and intended for the purpose only of subjecting such Landlord's interest in the Premises and the Property to the terms of this Lease and for no other purpose whatsoever, and in case of default hereunder by such Landlord (or default through, under or by any of its beneficiaries, or any of the agents or representatives of the Landlord or said beneficiaries), Tenant shall look solely to the interests of such Landlord in the Premises and the Property; that no Landlord nor any of the beneficiaries of any Landlord which is a land trust shall have any personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, herein contained and no liability or duty shall rest upon any Landlord which is a land trust to sequester the trust estate or the rents, issues and profits arising therefrom, or the proceeds arising from any sale or other disposition thereof, that no personal liability or personal responsibility of any sort is assumed by, nor shall at any time be asserted or enforceable against, Landlord, individually or personally, or against any of its beneficiaries or any of the beneficiaries under any land trust which may become the owner of any representation, warranty, covenant, if any, being expressly waived and released by Tenant and by all persons claiming by, through or under Tenant.

         29. CONSTRUCTION OF PREMISES - CREDIT AND PAYMENT. The Landlord and the Tenant do hereby acknowledge that Tenant has delivered to the Landlord and Landlord has approved that certain set of plans (including Final Working Drawings) (the "Final Plans") dated January 31, 1992, prepared by The Interior Design Group, consisting of four pages, labelled 1 of 4, 2 of 4, 3 of 4 and 4 of 5. The Landlord does hereby agree to build out the Premises substantially in accordance with the Final Plans. Notwithstanding the provisions of Exhibit B to the Lease to the contrary, the cost of all work (the "Work") necessary to build out the Premises in accordance with the Final Plans

(including, but not limited to, Landlord's Work, Extra Work and all plans (including spare plans), specifications, working drawings, permits, meters, blinds and all labor and materials) shall, subject to the credit granted herein, be the responsibility of the Tenant and payment of such amount in excess of the credit granted herein shall be made by the Tenant to the Landlord no later than the Completion Date. The Landlord does hereby grant to the Tenant a credit (the "Construction Credit") equal to the lesser of: (i) the actual cost of the Work; or (ii) that amount determined by multiplying the number of rentable square feet contained in the Premises by $12.00. The Construction Credit shall be applied by the Landlord to pay the cost of all Work necessary to build out the Premises, pursuant to said Exhibit B as the Work progresses.

         30. OPERATING EXPENSE MODIFICATION. Section 4 of the Lease is amended by adding thereto the following provision:

                 "D. OPERATING EXPENSES. Notwithstanding any provision of this Lease to the contrary, it is mutually agreed that the Base Rent payable by the Tenant under this Lease does not include Operating Expenses. The Tenant agrees to pay to Landlord's Rental Agents the Tenant's Proportionate Share of all Operating Expenses, as follows:

                          (i) For the Base Year, the greater of either (a) the Tenant's Proportionate Share of the Operating Expenses paid or accrued during the Base Year multiplied by that fraction the numerator of which is twelve (12), minus the number of months that have elapsed from January 1 of the Base Year to the month immediately preceding the month in which the Term of this Lease commences and the denominator of which is twelve, or (b) one cent (.01);

                          (ii) For the first Lease Year immediately following the Base Year, the greater of either (a) the Tenant's Proportionate Share of the Operating Expenses paid or accrued during the said Lease Year, but not to exceed one hundred and eight percent (108%) of the amount that Tenant would have been required to pay if the Term of this Lease had commenced on January 1 of the Base Year, or (b) one cent (.01);

                          (iii)  For the second Lease Year immediately
                 following the Base Year, the greater of either (a) the Tenant's Proportionate Share of the Operating Expenses paid or accrued during the said Lease Year, but not to exceed one hundred sixteen percent (116%) of the amount that Tenant would have been required to pay if the Term of this Lease had commenced on January 1 of the Base Year, or (b) one cent (.01);

                          (iv) For the third Lease Year immediately following the Base Year, the greater of either (a) the Tenant's Proportionate Share of the Operating

         Expenses paid or accrued during the said Lease Year, but not to exceed one hundred twenty-four percent (124%) of the amount that Tenant would have been required to pay if the Term of this Lease had commenced on January 1 of the Base Year, or (b) one cent (.01);

                 (v) For the fourth Lease Year immediately following the Base Year, the greater of either (a) the Tenant's Proportionate Share of the Operating Expenses paid or accrued during the said Lease Year, but not to exceed one hundred thirty-two percent (132%) of the amount that Tenant would have been required to pay if the Term of this Lease had commenced on January 1 of the Base Year, or (b) one cent (.01); and

                 (vi) For the fifth Lease Year immediately following the Base Year, subject to the provisions of paragraph 4G of this Lease, the greater of either (a) the Tenant's Proportionate Share of the Operating Expenses paid or accrued during the said Lease Year, but not to exceed one hundred forty percent (140%) of the amount that Tenant would have been required to pay if the Term of this Lease had commenced on January 1 of the Base Year, or (b) one cent (.01)."

         31. CANCELLATION OPTION. Provided, and only provided, that the Tenant shall not have exercised either of the "Options" specified in Section 32 below, the Tenant is hereby granted an option to cancel this Lease effective as of the last day of any full calendar month which is more than _____-five (__) ______________________ the Commencement Date (the "Termination Option") under the following terms and conditions:

                 (i) If the Tenant desires to exercise its Termination Option to so terminate this Lease, it shall so notify the Landlord, in writing, at least twelve (12) months in advance of the intended date of termination of this Lease which shall be stated in said notice (the "Termination Date"), and only at a time when the Tenant is not in default under the terms of this Lease, the applicable cure period for which has expired.

                 (ii) The Tenant, after delivery of said notice, shall continue to comply with the terms and provisions of this Lease, as amended (including continuing to pay Rent, when due), to and including the Termination Date, as if no notice to terminate had been given.

                 (iii) The Tenant shall on or before the Termination Date deliver to the Rental Agent a cashier's check (the "Termination Fee") made payable to the order of the Rental Agent in an amount equal to the product of $350.00, multiplied by that number of months determined by subtracting from 60 the number of months from and including the first full calendar month of the Term to and including the month in which the Termination Date occurs. The

         Termination Fee is not refundable and is payable by Tenant in addition to any other Rent payable by the Tenant under the Lease.

                 (iv) In the event the Tenant shall have delivered the notice required hereby and shall continue to make payments of Rent and all other sums due and owing under this Lease in a timely manner, without default, to and including the Termination Date and further provided that the Tenant vacates the Premises and returns the same to Landlord in the condition required by Section 15 of this Lease by the Termination Date, then in such event, and only in such event and subject to subparagraph (v) below, this Lease and all of Tenant's rights and liabilities thereunder shall terminate as of and upon the end of the Termination Date.

                 (v) Any attempt by the Tenant to exercise the right to terminate this Lease in any other manner or at any other time than as provided above or the Tenant's subsequent failure to make timely payments of such sums due up to and including the Termination Date, pursuant to the terms and provisions of this Lease, or to vacate the Premises within the time and in the manner proscribed above shall result, at Landlord's election, in either:

                          (a) The termination of Tenant's right to cancel this Lease, as provided herein, or

                          (b) Shall constitute a default under this Lease, the liability for which (notwithstanding any other provision of this Section 31 to the contrary), including, but not limited to, the liability to pay all Rent and the Termination Fee, shall continue, notwithstanding the termination of this Lease as of the Termination Date and the Landlord shall be entitled to all remedies provided in this Lease, as if the Tenant were holding over after the expiration of the Term.

         The Landlord shall notify the Tenant of its election no later than that date which is thirty business days subsequent to the Termination Date. In the event the Landlord shall have elected to terminate the Tenant's right to cancel this Lease, as provided hereinabove, this Lease shall continue in full force and effect for the remainder of the Term, as if the Tenant had not elected to exercise the cancellation option described in this Section 31.

         32. EXPANSION OPTION. The Tenant is hereby granted two options (the "Options") to acquire all or any part of:

                 A. Effective during the first eighteen months of the Term, Tenant shall have the option (the "First Option") to acquire approximately 1,000 rentable square feet of additional contiguous space to the Premises, the location of which shall be selected by the Landlord (the "First Option Space") for occupancy commencing on the "Completion Date" of the First Option Space on the terms and conditions and only on the terms and conditions set forth in this subsection 32 A. If the Tenant desires to exercise the First Option, it shall do so in the following and only in the following manner:

                          (i) Tenant shall notify the Landlord of its desire to exercise the First Option, in writing, given no later than six (6) months prior to the expiration of the eighteenth
                 (18th) month of the Term of this Lease and indicate in said notice the number of rentable square feet (up to 1,000) desired. Such notice shall only be effective if delivered at a time when the Tenant is not in default of its obligations pursuant to the terms of the Lease, as amended.

                          (ii) As soon as practical after the receipt of the notice by the Tenant electing to exercise the First Option, the Landlord shall forthwith prepare and transmit to the Tenant an appropriate lease amendment, specifying the location of the First Option Space, increasing the number of rentable square feet contained in Section 1 of the Lease by the number of rentable square feet designated in Tenant's notice and modifying Exhibit A to the Lease to indicate the inclusion of the First Option Space in the Premises. Such amendment shall also increase the Base Rent by the product of the then escalated per square foot rental rate (including Rent Adjustments), multiplied by the number of rentable square feet contained in the First Option Space and modifying the monthly installments of Base Rent to equal one-twelfth (1/12th) of the new Base Rent, as determined aforesaid. Such amendment shall also increase the numerator set forth in subsection 4A(iii) of the Lease by the number of rentable square feet contained in the First Option Space and modify the percentage contained in such subsection accordingly. Such amendment shall also increase the security deposit described in Section 5 by an amount equal to the monthly increase in Base Rent caused by the addition of the First Option Space.

                          If the First Option Space has been previously
                 improved for another tenant, the Tenant shall take possession thereof in its then "as is" condition. If the First Option Space has not been previously improved for another tenant, there will be attached as an exhibit to the amendment an Exhibit B, identical in form to the Exhibit B to the Lease, with the following modifications:

                                  (a)  Any reference to the Premises in such
                          Exhibit B will be construed as meaning only the First Option Space.

                                  (b) The date contained in subsection 3(d) of Exhibit B to the Lease will be deleted and in substitution thereof a date which is thirty days from the date of notice of exercise of the First Option by the Tenant will be inserted in lieu thereof.

                                  (c)  All references in said Exhibit B to
                          "Completion", "Completion Date" shall refer solely and only to the improvements required to be made in and to the First Option Space as a result of Tenant's exercise of its Option.

                                  (d) The provisions of subsection 6(b) of the current Exhibit B to the Lease shall have no application to the Exhibit B attached to said amendment and such provision shall be deleted.

                                  (e)  Paragraph 29 of the Lease, modified by
                          deleting therefrom the phrase "contained in the Premises" and substituting therefor the phrase "contained in the 'First Option Space'", will be applicable to the First Option Space.

                          The effective date of the amendment shall be as of
                 the Completion Date pursuant to the new Exhibit B attached to the amendment.

                          (iii) Promptly upon receipt of said amendment, the Tenant shall execute the same, and transmit it, together with the amount of the additional security deposit, to the Landlord within ten (10) days of the date of such receipt. The failure of the Landlord to receive the amendment so executed within ten days of the date of Landlord's transmission of the same to the Tenant will result, at Landlord's option, in the Tenant's exercise of the First Option automatically being null and void and of no further force or effect. Any attempt by the Tenant to exercise the Option granted hereby at a time or in a manner other than as specifically set forth herein shall be at the Landlord's sole option of no force or effect.

                 B. Provided and only provided Tenant has validly exercised the option granted to it pursuant to the provisions of subsection 32A and Tenant has not theretofore exercised its option to cancel granted to it pursuant to the provisions of Section 31, then in such event, effective during the period commencing on the first day following the Tenant's exercise of its First Option and ending on the last day of the thirty-sixth (36th) month of the Term, Tenant shall have the option (the "Second Option") to acquire approximately 1,000 rentable square feet of additional contiguous space to the Premises, the location of which shall be selected by the Landlord (the "Second Option Space") for occupancy commencing on the "Completion Date" of the Second Option Space on the terms and conditions and only on the terms and conditions set forth in this subsection 32 B. If the Tenant desires to exercise the Second Option, it shall do so in the following and only in the following manner:

                          (a) Tenant shall notify the Landlord of its desire to exercise the Second Option, in writing, given no later than six (6) months prior to the expiration of the thirty-sixth
                 (36th) month of the Term of this Lease and indicate in said notice the number of rentable square feet (up to 1,000) desired. Such notice shall only be effective if delivered at a time when the Tenant is not in default of its obligations pursuant to the terms of the Lease, as amended.

                          (b) As soon as practical after the receipt of the notice by the Tenant electing to exercise the Second Option, the Landlord shall forthwith prepare and transmit to the Tenant an appropriate lease amendment, specifying the location of the Second Option Space, increasing the number of rentable square feet contained in Section 1 of the Lease by the number of rentable square feet designated in Tenant's notice and modifying Exhibit A to the Lease to indicate the inclusion of the Second Option Space in the Premises. Such amendment shall also increase the Base Rent by the product of the then escalated per square foot rental rate (including Rent Adjustments), multiplied by the number of rentable square feet contained in the Second Option Space and modifying the monthly installments of Base Rent to equal one-twelfth (1/12th) of the new Base Rent, as determined aforesaid. Such amendment shall also increase the numerator set forth in subsection 4A(iii) of the Lease by the number of rentable square feet contained in the Second Option Space and modify the percentage contained in such subsection accordingly. Such amendment shall also increase the security deposit described in Section 5 by an amount equal to the monthly increase in Base Rent caused by the addition of the Second Option Space.

                 If the Second Option Space has been previously improved for another tenant, the Tenant shall take possession thereof in its then "as is" condition. If the Second Option Space has not been previously improved for another tenant, there will be attached as an exhibit to the amendment an Exhibit B, identical in form to the Exhibit B to the Lease, with the following modifications:

                          (a) Any reference to the Premises in such Exhibit B will be construed as meaning only the Second Option Space.

                          (b) The date contained in subsection 3(d) of Exhibit B to the Lease will be deleted and in substitution thereof a date which is thirty days from the date of notice of exercise of the Second Option by the Tenant will be inserted in lieu thereof.

                          (c)  All references in said Exhibit B to
                 "Completion", "Completion Date" shall refer solely and only to the improvements required to be made in and to the Second Option Space as a result of Tenant's exercise of its Option.

                          (d) The provisions of subsection 6(b) of the current Exhibit B to the Lease shall have no application to the Exhibit B attached to said amendment and such provision shall be deleted.

                          (e) Paragraph 29 of the Lease, modified by deleting therefrom the phrase "contained in the Premises" and substituting therefor the phrase "contained in the 'Second Option Space'", will be applicable to the Second Option Space.

                 The effective date of the amendment shall be as of the Completion Date pursuant to the new Exhibit B attached to the amendment.

                          (iii) Promptly upon receipt of said amendment, the Tenant shall execute the same, and transmit it, together with the amount of the additional security deposit, to the Landlord within ten (10) days of the date of such receipt. The failure of the Landlord to receive the amendment so executed within ten days of the date of Landlord's transmission of the same to the Tenant will result, at Landlord's option, in the Tenant's exercise of the Second Option automatically being null and void and of no further force or effect. Any attempt by the Tenant to exercise the Option granted hereby at a time or in a manner other than as specifically set forth herein shall be at the Landlord's sole option of no force or effect.

         IN WITNESS WHEREOF, this instrument has been duly executed by the parties hereto, as of the date. first above written.


LANDLORD                                   TENANT

THE FIRST NATIONAL BANK OF                 CONFERENCE PLUS, a Delaware
BOSTON, as Trustee aforesaid:                corporation


BY:  CIGNA INVESTMENTS, INC., acting
pursuant to Power of Attorney


BY:  /s/ Mark DePucchio                    BY:  /s/ Richard P. Riviere

         TITLE:  Vice President                    Its:  President & CEO


                                           Attest:  /s/ Melvin J. Simon
                                                   Its:  Secretary

                           LANDLORD'S ACKNOWLEDGEMENT


STATE OF CONNECTICUT      )
                          )       ss
COUNTY OF HARTFORD        )


                 I, Mary Caron, in and for said County, in the State aforesaid, DO HEREBY CERTIFY that Mark V. DePucchio, Vice President of CIGNA Investments, Inc., and ______________________, personally known to me to be the Vice President and Secretary, of said corporation, and personally known to me to be the same persons whose names are subscribed to the foregoing instrument, appeared before me this day in person and severally acknowledged that as such Vice President and ________________ Secretary, they signed and delivered the said instrument as ___________ President and _______________ Secretary of said corporation, and caused the corporate seal of said corporation to be affixed thereto, pursuant to authority given by the Board of __________________ of said corporation as their free and voluntary act and as the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

         GIVEN under my hand and ___________ seal this 6th day of February, 1992.



                                  /s/ Mary Caron
                                  Notary Public

                                  My Commission Expires:  3/31/95

                            TENANT'S ACKNOWLEDGMENT

STATE OF ILLINOIS                 )
                                  )        SS
COUNTY OF DUPAGE                  )

                 I, Kendra K Szymanski, in and for said County, in the State aforesaid, DO HEREBY CERTIFY that Richard P. Riviere, President of CONFERENCE PLUS, a Delaware corporation and Melvin J. Simon, personally known to me to be the Secretary of said corporation, and personally known to me to be the same persons whose names are subscribed to the foregoing instrument, appeared before me this day in person and severally acknowledged that as such President and Secretary, they signed and delivered the said instrument as President and Secretary of said corporation, and caused the corporate seal of said corporation to be affixed thereto, pursuant to authority given by the Board of Directors of said corporation as their free and voluntary act and as the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

         GIVEN under my hand and ___________ seal this 8th day of January, 1992.

                                  /s/ Kendra K. Szymanski
                                  Notary Public

                                  My Commission Expires:  1/16/93


STATE OF ILLINOIS                 )
                                  )        SS
COUNTY OF DUPAGE                  )

                 I, the undersigned, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that Richard P. Riviere and Melvin J. Simon, personally known to me to be the same persons whose names are subscribed to the foregoing instrument appeared before me this day in person and acknowledged that _________________________ signed, sealed and delivered the said instrument as __________ free and voluntary act, for the uses and purposes therein set forth, including the release and waiver of the right of homestead.

                 GIVEN under my hand and official seal this 8th day of January, 1992.

                                  /s/ Kendra K. Szymanski
                                  Notary Public

                                  My Commission Expires:  1/16/93

                              CORPORATE GUARANTEE


         The undersigned, in consideration of the leasing of the Premises described in the attached Lease to the Tenant therein mentioned, does hereby absolutely, unconditionally and irrevocably guarantee to Landlord the full and complete performance of all of Tenant's covenants and obligations under such lease and the fall payment by Tenant of all Rent and other charges and amounts required to be paid thereunder.

         The undersigned does hereby waive any and all requirements of notice of the acceptance of this Guarantee and all requirements of notice of breach or non-performance by Tenant. The undersigned further waives any demand by Landlord and/or prior action by Landlord of any nature whatsoever against Tenant. The undersigned's obligations hereunder shall remain fully binding although Landlord may have waived one or more defaults by Tenant or granted indulgences to the Tenant, or extended the time of performance by Tenant, modified or amended the Lease, released, returned or misapplied other collateral given later as additional security (including other guarantees), released Tenant from the performance of its obligations under such Lease, or failed or neglected to exercise any of Landlord's rights against the Tenant.

         This Guarantee shall be binding upon the undersigned and its respective successors, successors in interest, representatives and assigns and shall continue in effect subsequent to any assignment of the Lease by Tenant or by operation of law.

         This Guarantee shall be governed and construed under the laws of the State of Illinois. This Guarantee shall be construed as an absolute, continuing and unlimited Guarantee of all of the Tenant's obligations under said Lease, without regard to regularity, validity or enforceability of any liability or obligation of the Tenant hereby guaranteed; the Landlord shall not be obligated to proceed first against the Tenant or any other person, firm or corporation or against any collateral, if any, held by or on behalf of the Landlord and the undersigned shall be bound on this Guarantee to the Landlord as if the Tenant's obligations under the Lease were the primary obligations of the undersigned.

         IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed on its behalf by its duly authorized officers and its corporate seal affixed hereto all on this 10th day of January, 1992.

                                           R-COM, INC.,
                                           a Delaware corporation


                                           BY:  /s/ Gary F. Seamans
                                           ITS:  Chairman

STATE OF                  )
                          )       SS
COUNTY OF                 )


         On this 10th day of January, 1992, before me, a Notary Public in and for said County, appeared Gary F. Seamans, to me personally known, who being by me sworn, did say that he is the Chairman of R-COM, Inc., the corporation named in and which executed the within instrument, and that the seal affixed to said instrument is the corporate seal of said corporation, and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors, and said G.F. Seamans acknowledged said instrument to be the free act and deed of said corporation.

                                  /s/ Mary Lou Meyers
                                  Notary Public

                                  My Commission Expires:  October 5, 1992

                            NON-CORPORATE GUARANTEE


         The undersigned, in consideration of the leasing of the Premises described in the attached Lease to the Tenant therein mentioned, do hereby absolutely, unconditionally and irrevocably guarantee to Landlord the full and complete performance of all of Tenant's covenants and obligations under the Lease and the full payment by Tenant of all Rent and other charges and amounts required to be paid thereunder.

         The undersigned do each hereby waive any and all requirements of notice of the acceptance of this Guarantee and all requirements of notice of breach or nonperformance by Tenant. The undersigned further waive any demand by Landlord and/or prior action by Landlord of any nature whatsoever against Tenant. The undersigned's obligations hereunder shall remain fully binding although landlord may have waived one or more defaults by Tenant, or granted indulgences to the Tenant, or extended the time of performances by Tenant, modified or amended the Lease, released, returned or misapplied other collateral given later as additional security (including other guarantees), released Tenant from the performances of its obligations under such Lease, or failed or neglected to exercise any of Landlord's rights against the Tenant.

         If this Guarantee is signed by more than one person, their obligations shall be joint and several and the release of one of such guarantors shall not release any other of such guarantors. This Guarantee shall be binding upon the undersigned and their respective heirs, successors, successors of interest, executors, administrators, representatives and assigns and shall continue in effect subsequent to any assignment of the Lease by Tenant or by operation of law.

         This Guarantee shall be governed and construed under the laws of the State of Illinois. This Guarantee shall be construed as an absolute, continuing and unlimited Guarantee of all of the Tenant's obligations under said Lease, without regard to regularity, validity or enforceability of any liability or obligation of the Tenant hereby guaranteed; the Landlord shall not be obligated to proceed first against the Tenant or any other person, firm or corporation or against any collateral, if any, held by or on behalf of the Landlord and the undersigned shall be bound on this Guarantee to the Landlord as if the Tenant's obligations under the Lease were the primary obligations of the undersigned.

         IN WITNESS WHEREOF, the undersigned have set their bands and seals this ____ day of __________, 19__.


                   __________________________________________


                   __________________________________________

STATE OF                  )
                          )       SS
COUNTY OF                 )


         On this ____ day of __________, 19__, before me, a Notary Public in and for said County, personally appeared __________________, _________________________, and _________________________, to be known to be the person(s) described in and who executed the foregoing instrument and acknowledged that (he) (they) executed the same as (his) (their) free act and deed.



                   __________________________________________

                    Notary Public

                                   EXHIBIT A
                               (Plan of Premises)


         The Premises consist of that area outlined in red or a heavy line on the plan affixed (excluding from the foregoing any, if any: elevator shafts; flues; stacks; pipes; shafts; vertical and horizontal ducts; pillars; demising walls; electrical boxes; firehose cabinets; telephone closets; janitorial closets; mechanical closets; and stairways) together with the right to use in common with all other occupants of the Building, their invitees and the Landlord, the common areas of the Building consisting of corridors, elevators and lobby for ingress and egress to the Premises, washrooms and similar common facilities for their intended purposes, all subject to the terms and provisions of the Lease.


LANDLORD                                   TENANT

THE FIRST NATIONAL BANK OF                 CONFERENCE PLUS, a Delaware
BOSTON,                                    corporation
as Trustee
BY:  CIGNA INVESTMENTS, INC.,
acting pursuant to Power of                BY:  /s/ Richard P. Riviere
Attorney                                           Its President & CEO

                                           ATTEST:  /s/ Melvin J. Simon
BY:  /s/ Mark DePucchio                            Its Secretary
         Title:  Vice President

                            [drawing of floor plan]

                                   EXHIBIT B
                               Construction Rider


         THE FIRST NATIONAL BANK OF BOSTON, as Trustee (the "REMIC Trustee") pursuant to that certain Pooling and Servicing Agreement dated as of April 1, 1988 by among CIGNA Mortgage Securities, Inc. and CIGNA INVESTMENTS, INC., as Servicer ("Servicer) (the REMIC Trustee and Servicer are collectively referred to herein as the "Landlord") and CONFERENCE PLUS, a(n) _______________ corporation, as tenant (the "Tenant") are executing simultaneously herewith a written lease (the 'Lease') leasing certain space (the "Premises") in a building (the "Building") situated on real estate (the "Real Estate") commonly known as the THREE NATIONAL PLAZA AT WOODFIELD, 999 Plaza Drive, Schaumburg, Illinois and more particularly described in the Lease. In consideration of the respective covenants of the parties described in the Lease, Landlord and Tenant further mutually agree as follows:

         CONSTRUCTION OF THE PREMISES: The Landlord and the Tenant agree that their respective rights and obligations in reference to the construction of the Premises shall be as follows:

         1.      LANDLORD'S PLANS AND SPECIFICATIONS

                 a. Landlord shall cause to be prepared complete mechanical plans and specifications where necessary for the installation of the building standard air conditioning systems and ductwork, heating, electrical and plumbing and other mechanical plans for Landlord's Work.

                 b. Landlord may make such changes in the mechanical plans and specifications described in subparagraph la hereof as Landlord may desire, excepting that any such changes shall not materially or adversely affect Tenant's occupancy.

                 c. Landlord, at its sole option, may substitute for building standard materials described in paragraph 2 hereof other materials of comparable kind and quality.

         2.      LANDLORD'S WORK - STANDARD OF THE BUILDING

                 Landlord shall furnish and install the following labor and materials ("Landlord's Work") ("Building Standard"):

  1. One lineal foot of partition for each 15 usable square feet of floor area within the Premises to enclose interior offices. There shall be no jogs, curves, angles or irregular offsets in any partition. Partitions terminating at the Building exterior walls shall either be aligned with a window mullion or meet column enclosure.

  2. One pre-finished solid core wood veneer interior door, with frame, hinges and latchset hardware, for each 25 lineal feet of partition, and one pre-finished solid core wood veneer entrance door.

  3.  2' x 4' suspended tile ceiling throughout the Premises.

  4. One 24" x 48" recessed fluorescent light fixture with prismatic cell lenses for each 80 usable square feet of ceiling area within the Premises and one wall switch for each 350 usable square feet of floor area within the Premises.

  5. Carpet allowance of $1.00 per square foot of usable area within the Premises. Floor slab finished to standard industry tolerances and suitable for padded carpeting installation.

  6.  2 1/2" vinyl base in building standard color.

  7. Thin slat horizontal blinds in building standard color on all peripheral windows.

  8. Painting of building standard partitions and columns in Landlord's __________________________________ selected by Tenant from Landlord's building standard colors.

  9. One duplex electrical wall receptacle for each 150 usable square feet of floor area within the Premises.

  10. One wall telephone outlet for each 200 usable square feet of floor area within the Premises.

  11. A heat pump system and central circulating unit providing heating, ventilation and air conditioning service to the Premises during the hours set forth in the Lease such that the temperature conditions described in the Lease are maintained during such hours, with tolerances normal in first-class office buildings.

  12. Landlord's Work does not include hardware, 2-1/2" vinyl base or painting for any door or partition supplied as Extra Work.

  No credit shall be granted by Landlord for any of the Building Standard Work which is not used by Tenant.

         3.      TENANT'S PLANS AND SPECIFICATIONS

                 a. Tenant, at Tenant's sole cost and expense, shall cause to be prepared complete, finished, detailed architectural, telephone and electrical plans including all dimensions and specifications for all Extra Work to be performed by Landlord pursuant to Section 4 hereof ("Tenant's Plans").

                 b. Tenant's Plans shall also include all information as shall be required by Landlord's engineers to prepare mechanical plans pursuant to
Section 1 hereof, which information shall include, but not be limited to, the following:

                          (1)  Any special floor loading conditions which may
exceed the structural weight limits of the floor.

                          (2)  Specifications of any heat emanating equipment
to be installed by Tenant which may require special air conditioning.

                          (3)  Electrical specifications of any equipment that
requires non-standard electrical power outlets.

                          (4)  Complete specifications of any data-line wiring
required, including cable routing, conduit size, cable type, etc.

                 c. Tenant's Plans are expressly subject to Landlord's prior written approval, which shall not be unreasonably withheld. Upon such approval, landlord shall cause Tenant's Plans, together with the mechanical plans and specifications provided for in paragraph 1 hereof, to be filed with the governmental agencies having jurisdiction thereof, in order to obtain all governmental permits and authorizations which may be required in connection with the work to be done.

                 d.  **INTENTIONALLY OMITTED**

         4.  EXTRA WORK

                 a. Tenant, on Tenant's Plans, may designate substitutions (except for Building Standard Blinds), additional or extra work and/or materials over and above Landlord's Work ("Extra Work") to be performed by Landlord, provided that the Extra Work, at Landlord's option, (i) shall not delay completion of Landlord's Work or the Commencement Date of the Lease; (ii) shall be practicable and consistent with the existing physical conditions in the Building and with the plans, for the Building which have been filed with the governmental authorities having jurisdiction thereover; (iii) shall not impair Landlord's ability to perform any of Landlord's obligations hereunder or under the Lease or any other lease of space in the Building; and (iv) shall not affect any portion of the Building other than the Premises. Without the prior written consent of Landlord, Tenant shall make no changes in Tenant's Plans after approval thereof by Landlord.

                          (1)  In the event Tenant requests Landlord to perform
Extra Work and if Landlord accedes to such request, then and in that event, prior to commencing such Extra Work, Landlord shall submit to Tenant a written estimate ("Estimate") for said Extra Work to be performed. Within five (5) days after Landlord's submission of the Estimate, Tenant shall, in writing, either accept or reject the Estimate. Tenant's failure either to accept or reject the Estimate within said five (5) day period shall be deemed rejection thereof.

                          (2)  In the event that Tenant rejects the Estimate or
the Estimate is deemed rejected, Tenant shall within five (5) days after such rejection furnish Landlord with necessary revisions of Tenant's Plans, so as to enable Landlord to proceed as though no such Extra Work had been requested. Should Tenant fail to submit such necessary revisions of Tenant's Plan within said five day period, Landlord, in its sole discretion, may proceed to complete Landlord's Work (building standard work) in accordance with Tenant's Plan already submitted, with such variations as in Landlord's sole discretion may be necessary so as to eliminate the Extra Work set forth on Tenant's Plans.

                 b. Tenant may request the omission of an item of Landlord's Work provided that such omission shall not delay the completion of Landlord's Work, and Landlord thereafter shall not be obligated to install the same. No credit shall be granted to Tenant for items omitted or not installed. Credits for substitution shall be granted in amounts determined by Landlord's unit prices for substitutions and shall be applied against the final payments by Tenant for all Extra Work to be performed by Landlord. In no event shall there be any cash credits.

                 c. In the event Landlord performs Extra Work hereunder, Tenant shall pay to Landlord, upon acceptance of the Estimate, or submission of Landlord's bid therefor, as the case may be, a sum equal to twenty percent (20%) of the Estimate or bid price. Thereafter, Tenant shall pay to Landlord the balance of the cost of the Extra Work at such time or times as agreed to, but in no event shall the balance be paid later than the completion of the Extra Work.

         5.      COMPLETION - PUNCH LIST

                 When the Landlord is of the opinion that the Landlord's Work is Complete, then the Landlord shall so notify the Tenant. The Tenant agrees that upon such notification, the Tenant promptly (and not later than two business days after the date of Landlord's said notice) will inspect the Premises and furnish to the Landlord a written statement that the Building and Premises have been completed and are complete as required by the provisions of this Exhibit B and the Lease with the exception of certain specified and enumerated items (hereinafter referred to as the "Punch List"). The Tenant agrees that at the request of the Landlord from time to time hereafter, the Tenant will promptly furnish to the Landlord revised Punch Lists reflecting any completion of any prior Punch List items. It is mutually agreed that if the Punch List or any revised Punch List consists only of items that can be completed within a relatively short period of time, and if the non-completion of such Punch List items would not materially impair the Tenant's use or occupancy of the Premises, then, in such event, the Tenant will acknowledge in writing that the Premises are Complete and accept possession of the Premises; provided, however, that such acknowledgment or acceptance shall not relieve the Landlord of its obligations to promptly complete all such Punch List items. The date which is the earlier of either (i) the date on which the Tenant acknowledges that the Premises are Complete, or (ii) the date on which the Premises were Complete, pursuant to the provisions of this subparagraph 6 is sometimes referred to as the 'Completion Date'.

         6.      POSSESSION - EXTENSION OF TERMS AND ACKNOWLEDGMENTS

                 a. Possession. The Tenant will take possession of the Premises as of and on the Completion Date. Landlord has not agreed or represented that the Premises will be substantially ready for occupancy on the date specified in Section 2 of the Lease for the commencement of the Term. If for any reason whatsoever the Premises are not Complete on said date, this Lease shall nevertheless continue in full force and effect, and no liability shall arise against Landlord because of any such delay; provided, however, that all Rent due hereunder shall abate on a per diem basis until the Completion Date. Notwithstanding the foregoing, there shall be no abatement of Rent if the Premises are not substantially Complete due to any special equipment, fixtures, changes, alterations, or additions requested by Tenant, any delay of Tenant in submitting plans, supplying information or approving or authorizing plans, specifications, estimates or other matters, or any other act or omission of Tenant. If Tenant shall occupy all or any part of the premises prior to the Completion Date, all of the covenants and conditions of this Lease, including the obligation to pay Rent, shall be binding upon the parties hereto in respect to such occupancy as if the first day of the Term had been the date when Tenant began such occupancy.

                 b.  **INTENTIONALLY OMITTED**

         7.      TENANT'S ENTRY PRIOR TO COMPLETION DATE

                 Landlord may permit Tenant and/or its agents or laborers to enter the Premises at Tenant's sole risk prior to the Completion Date in order to perform through Tenant's own contractors such work as Tenant may desire, at the same time that Landlord's contractors are working in the Premises. The foregoing license to enter prior to the Completion Date, however, is conditioned upon Tenant's labor not interfering with Landlord's contractors or with any other tenant or its labor. If at any time such entry shall cause disharmony, interference or union disputes of any nature whatsoever, or if Landlord shall, in Landlord's sole judgment, determine that such entry, such work or the continuance thereof shall interfere with, hamper or prevent Landlord from proceeding with the completion of the Building or the Premises at the earliest possible date, this license may be withdrawn by Landlord immediately upon written notice to Tenant. Such entry shall be deemed to be under and subject to all of the terms, covenants and conditions of the Lease and Tenant shall comply with all of the provisions of the Lease which are the obligation or covenants of the Tenant, except that the obligation to pay Rent shall not commence until the Completion Date or as otherwise provided for in the Lease. In the event that Tenant's agents or labor incurs any charges from Landlord, including but not limited to charges for the use of construction or hoisting equipment on the building site, then and in that event, such charges shall be deemed an obligation of Tenant and shall be collectible as Rent pursuant to the Lease and upon default in payment thereof, Landlord shall have the same remedies as for a default in payment of Rent pursuant to the Lease.

         8.      LANDLORD'S ENTRY AFTER SUBSTANTIAL COMPLETION

                 Landlord's Work shall be substantially complete prior to the Completion Date. At any time after the Completion Date, Landlord may enter the Premises to complete unfinished details of Landlord's Work and such entry by Landlord, its agents, servants, employees or contractors for such purpose shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents.

         9.      DELAYS

                 Landlord and Tenant mutually acknowledge that the Landlord's construction process in order to Complete the Building and the Premises requires a coordination of activities and a compliance by the Tenant without delay with all matters imposed upon the Tenant pursuant to this Exhibit B and that time is of the essence of the Tenant's obligation and compliance with the terms and provisions of this Exhibit B. The parties further mutually acknowledge that delays in such compliance by the Tenant would cause injury to the Landlord, delays in the completion of the Building and the Premises and damages to the Landlord, the nature and extent of which are difficult to ascertain and accordingly, the Tenant agrees to pay to the Landlord as liquidated damages and not as a penalty, a sum equal to 1/365 of the annual rent described in paragraph 3 of the Lease for each day of delay in:

                 a. The failure of the Tenant to deliver Tenant's Plans strictly in accordance with the Plans Submission Date set forth in subparagraph 3d of this Exhibit B; or

                 b. The failure of the Tenant to submit revisions of the Tenant's Plans strictly in accordance with the provisions of subparagraph 4a(2) of this Exhibit B, including, but not limited to, the five (5) day period described in said subparagraph.

         10.     PROVISIONS SUBJECT TO LEASE

                 The provisions of this Exhibit B are specifically subject to the provisions of the Lease.

         IN WITNESS WHEREOF, the parties hereto have executed this Exhibit B as of the date of the said Lease.


LANDLORD                                   TENANT

THE FIRST NATIONAL BANK OF                 CONFERENCE PLUS, a Delaware
BOSTON,                                    corporation
as Trustee
BY:  CIGNA INVESTMENTS, INC.,
acting pursuant to Power of                BY:  /s/ Richard P. Riviere
Attorney                                           Its President & CEO

                                           ATTEST:  /s/ Melvin J. Simon
BY:  /s/ Mark DePucchio                            Its Secretary
         Title:  Vice President

                                   EXHIBIT C
                       THREE NATIONAL PLAZA AT WOODFIELD
                             RULES AND REGULATIONS


         1. REMOVAL PERMIT. Tenant shall list all furniture, equipment and similar articles Tenant desires to remove from the Premises or the Building and deliver a copy to Landlord and procure a removal permit from the Office of the Building authorizing Building employees to permit such articles to be removed.

         2. DOORS TO BE LOCKED. Before leaving the Premises unattended, Tenant shall close and securely lock all doors and transoms and shut off all utilities in the Premises. Any damage resulting from failure to do so shall be paid by Tenant.

         3. SIGNS. Tenant shall not paint, display, inscribe or affix any sign, trademark, picture, advertising, notice, lettering or direction on any part of the outside or inside of the Building, or on the Premises, except on the public hallway doors of the Premises, and then only such name or names or matter and of such color, size, style, character and material as shall be first approved by Landlord in writing. Landlord reserves the right to remove any other matter, without notice to Tenant and at the cost and expense of Tenant.

         4. SOUND DEVICES. Tenant shall not place any radio or television antenna on the roof or on or in any part of the inside or outside of the Building other than the inside of the Premises, or operate or permit to be operated any musical or sound producing instrument or device inside or outside the Premises which may be heard outside the Premises, or operate any electrical device from which may emanate electrical waves which may interfere with or impair radio or television broadcasting or reception from or in the Building or elsewhere.

         5. NUISANCES. Tenant shall not bring or permit to be in the Building any bicycle or other vehicle, or dog (except in the company of a blind person) or other animal or bird; make or permit any noise, vibration or odor to emanate from the Premises; or do anything therein tending to create, or maintain, a nuisance; or disturb, solicit or canvass any occupant of the Building, or do any act tending to injure the reputation of the Building.

         6. CLEANLINESS AND OBSTRUCTION OF PUBLIC AREAS. Tenant shall not place anything or allow anything to be placed near the glass of any door, partition, or window which may be unsightly from outside the Premises; or take or permit to be taken in or out of other entrances of the Building, or take or permit on other elevator, any item normally taken in or out through the trucking concourse or service doors or in or on freight elevators; or, whether temporarily, accidentally, or otherwise, allow anything to remain in, place or store anything in, or obstruct in any way, any passageway, exit, stairway, elevator, shipping platform, or truck concourse. Tenant shall lend its full cooperation to keep such areas free from all obstruction and in a clean and sightly condition and move all supplies, furniture and equipment as soon as received directly to the Premises and move all such items and waste, other than waste customarily removed by employees of the Building, being taken from the Premises, directly to the shipping platform at or about the time arranged for removal therefrom.

         7. ADDITIONAL LOCKS. Tenant shall not attach or permit to be attached additional locks or similar devices to any door, transom or window; or change existing locks or the mechanism thereof; or make or permit to be made any keys for any door other than those provided by Landlord. (If more than two keys for one lock are desired, Landlord will provide them upon payment therefor by Tenant.)

         8.  OVERLOAD ANY FLOOR.  Tenant shall not overload any floors.

         9. DEFACING PREMISES. Tenant shall not do any painting or decorating in the Premises; or mark, paint, cut or drill into, drive nails or screws into, or in any way deface any part of the Premises or the Building, outside or inside, without the prior written consent of Landlord. (If Tenant desires signal, communication, alarm or other utility or service connections installed or changed, the same shall be made by and at the expense of Tenant, with the approval and under direction of Landlord.)

         10. SPECIAL FREIGHT ELEVATOR SERVICE FOR TENANT. Upon written application by Tenant, and approval thereof by Landlord, Landlord shall furnish freight elevator service for Tenant at times other than those times provided for in the Lease at rates for such usage from time to time maintained in effect by Landlord.

         11. EMERGENCY PROCEDURES. Tenant shall appoint a floor warden from Tenant's organization who shall be responsible for educating Tenant's employees in the proper fire evacuation procedures and the scheduling and conducting of at least one (1) fire drill per year for Tenant's employees who normally occupy the Tenant's Premises in the Building. The Tenant shall notify the Office of the Building of the date and time of Tenant's scheduled fire evacuation drill.

                            FIRST AMENDMENT TO LEASE


                 This First Amendment to Lease is made and entered into as of the 27th day of April, 1992 at Chicago, Illinois by and between THE FIRST NATIONAL BANK OF BOSTON, as Trustee (the "REMIC Trustee") pursuant to that certain Pooling and Servicing Agreement dated as of April 1, 1988 by and among CIGNA Mortgage Securities, Inc. and CIGNA INVESTMENTS, INC., as Servicer ("Servicer") (the REMIC Trustee and Servicer are collectively referred to herein as the "Landlord") and CONFERENCE PLUS, a Delaware corporation (the "Tenant").

                                   RECITALS:

                 A. The Landlord and the Tenant have previously executed a written lease dated as of December 24, 1991 (the "Lease"), leasing certain premises (the "Premises") in a building (the "Building") located on the real estate commonly known as Three National Plaza at Woodfield, located at 999 Plaza Drive, Schaumburg, Illinois, as more particularly set forth in the Lease.

                 B. The Tenant desires to expand the Premises by an additional 668 rentable square feet (the "Expansion Space"). The location of the Expansion Space (and the original Premises) is indicated on Exhibit A-E attached hereto.

                 C. The Landlord and Tenant desire to modify and amend some of the provisions of the Lease by the terms and provisions of this First Amendment to Lease (the "First Amendment").

         NOW, THEREFORE, in consideration of the respective covenants of the parties hereto contained in the Lease, Landlord and Tenant further mutually agree as follows:

         1. CONTROLLING LANGUAGE. Insofar as the specific terms and provisions of this First Amendment purport to amend or modify or are in conflict with the specific terms and provisions of the Lease (the specific, but not implied), the terms and provisions of this First Amendment shall govern and control; in all other respects, the terms and provisions (and definitions) of the Lease shall remain in full force and effect and unmodified.

         2. PREMISES. Effective immediately: (i) Section 1 of the Lease is hereby amended by deleting the number of rentable square feet contained therein, "969", and in lieu thereof, substitute the number "1, 637", and (ii) Exhibit A attached to the Lease showing the, location of the original Premises is hereby deleted and in lieu thereof, Exhibit A-E attached hereto is substituted.

         3. TERM. The Tenant and Landlord do hereby acknowledge that the Term, as set forth in Section 2 of the Lease, shall, in relation to both the original Premises and the Expansion Space added to the Premises hereby end on the last day of February, 1997.

         4. BASE RENT. Effective as of May 15, 1992, the Base Rental table set forth in subsection 3 A of the Lease is hereby deleted and in lieu thereof Tenant shall pay as and for Base Rent and monthly installments of Base Rent during the remainder of the Term those amounts set forth in the following rental table in relation to the applicable months of the remainder of the Term:


                             RATE                      MONTHLY
 MONTH                       PER                     INSTALLMENT                  ANNUAL
OF TERM                  SQUARE FOOT                OF BASE RENT                 BASE RENT
- -------                  -----------                ------------                 ---------
1 -  12                     $5.25                     $ 716.19                   $ 8,594.25
13 - 24                      5.36                       731.19                     8,774.32
25 - 36                      5.47                       746.20                     8,954.39
37 - 48                      5.58                       761.21                     9,134.46
49 - 6                       5.69                       776.21                     9,314.53

                 For the purposes of determining the applicable Base Rent and monthly installments of Base Rent, the beginning and ending months are inclusive in the applicable rate periods above.

         Notwithstanding the foregoing, Landlord and Tenant do hereby acknowledge that due to the fact that the monthly installment of Base Rent for May, 1992 is determined, in part, pursuant to the Base Rental table set forth in the original Lease and in part by the table contained in this Section 4, the monthly installment of Base Rent payable by Tenant to Landlord for and in relation to the month of May, 1992 shall be the sum of $570.07.

         5. SECURITY DEPOSIT. The Landlord and Tenant do hereby acknowledge that the Tenant has delivered to the Landlord and the Landlord has received from the Tenant pursuant to Section 5 of the Lease a security deposit in the amount of $1,043.16. Effective immediately, the security deposit required by
Section 5 of the Lease shall be the sum of $1,359.90. The Tenant shall deliver to the Landlord the additional $316.24 necessary to increase the amount of the security deposit held by the Landlord pursuant to Section 5 of the Lease, as modified by this Section 5 of the First Amendment concurrently with the execution and delivery of this First Amendment by the Tenant to the Landlord.

         6. TENANT'S PROPORTIONATE SHARE. Effective as of and including May 15, 1992, the provisions of subsection 4A(iii) of the Lease are hereby amended by deleting the numerator of the fraction contained therein, "969", and in lieu thereof, inserting the figure of "1,637" and by deleting the percentage contained in said subsection, "0.7218 percent", and in lieu thereof, inserting the percentage figure of "l.2194 percent".

         7. ELIMINATED PROVISIONS. Effective immediately, the provisions of Exhibit B attached to the Lease and Section 31 of the Lease are hereby deleted in their entirety.

         8. BROKERS. The Tenant does hereby represent to the Landlord that except for Miglin-Beitler Management Corporation, no broker has been involved in this transaction concerning the Expansion Space. The Tenant does hereby agree to indemnify, defend and hold the Landlord harmless from and against any and all claims of any real estate broker except for Miglin-Beitler Management Corporation who claims to be entitled to commissions in connection with this Lease as a result of representing Tenant.

         9.  OPERATING EXPENSE MODIFICATION.  Notwithstanding any provision of
Section 30 of the Lease to the contrary, the Landlord and Tenant do hereby acknowledge that for the purposes of determining the percentage limitations on the Tenant's duty to pay Tenant's Proportionate Share of all Operating Expenses set forth in subparagraphs 30D(ii), (iii), (iv), (v) and (vi) of the Lease, such percentage limitations shall be determined as if the Expansion Space added by this First Amendment had been a part of the Premises from inception of the Lease and the Tenant's Proportionate Share during the entire Base Year had been
1.2194 percent.

         10. MUTUAL INCORPORATION. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and may be modified or altered only by agreement, in writing, between Landlord and Tenant. No modifications, termination, or surrender of this First Amendment or surrender of the Premises or any part thereof or of any interest therein by Tenant shall be valid or effective unless agreed to and accepted, in writing, by the Landlord and no act by any representative or agent of the Landlord other than delivery of such a written agreement and acceptance by the Landlord shall constitute acceptance thereof. Any prior negotiations or intentions of the parties, whether oral or evidenced by written documentation dated prior to the date of this First Amendment, are null and void.

         11. EXPANSION OPTION. The Landlord and Tenant do hereby acknowledge and agree that for the purposes of subsection 32 A of the Lease:

                 (i)  The Tenant has exercised its First Option;

                 (ii) The Expansion Space added hereby constitutes the First Option Space;

                 (iii) The First Option Space had been previously improved for another tenant;

                 (iv) This First Amendment constitutes the amendment required by subparagraph 32A(iii) of the Lease;

                 (v) Neither the addition of the Expansion Space to the Premises nor the execution of this First Amendment by Tenant and Landlord shall be deemed or construed as eliminating the Tenant's right to exercise the Second Option, as set forth and in accordance with the provisions of subsection 32B of the Lease.

         12. REDECORATING. The Landlord and Tenant do hereby acknowledge that the Expansion Space has been previously built out for a prior tenant. Notwithstanding the provisions of subsection 32 A of the Lease which provides that in such circumstances the Tenant is required to take the Expansion Spare in its then "as is" condition, the Landlord does hereby agree at Landlord's sole cost and expense, to cause the Expansion Space on or about May 15, 1992 to be completely recarpeted with Building Standard carpet and to be repainted with one coat of Building Standard paint. The Tenant shall select from the Building Standard colors for carpet and paint those colors for said carpeting and painting desired by the Tenant and notify the Landlord of such selection as soon as feasible. Except as provided in this Section 12, the Tenant does hereby acknowledge that the Landlord has made no promise to the Tenant to construct, alter or otherwise decorate or redecorate the Expansion Space.

       13. LANDLORD'S EXONERATION. Landlord's exoneration clause, as set forth in Paragraph 28 of the Lease, is hereby incorporated herein by reference, as if fully set forth.

LANDLORD                                   TENANT

THE FIRST NATIONAL BANK OF                 CONFERENCE PLUS, a Delaware
BOSTON,                                    corporation
as Trustee
BY:                                        BY:
   -------------------------------            ---------------------------------
         Its                                       Its


ATTEST:                                    ATTEST:
       ---------------------------                ------------------------------
         Its                                       Its

STATE OF CONNECTICUT      )
                          )       SS
COUNTY OF HARTFORD        )


         I, ________________________________________________, in and for said
County, in the State aforesaid, DO HEREBY CERTIFY that _______________________________, President of _______________________________
and _____________________________, personally known to me to be the
__________________ Secretary of said corporation, and personally known to be to be the same persons whose names are subscribed to the foregoing instrument, appeared before me this day in person and severally acknowledged that as such __________________ President and __________________ Secretary of said corporation, and caused the corporate seal of said corporation to be affixed thereto, pursuant to authority given by the Board of __________________ of said corporation as their free and voluntary act and as the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

         GIVEN under my hand and _____________ seal this ______ day of __________________, 19__.



                                           ________________________________
                                           Notary Public

STATE OF CONNECTICUT      )
                          )       SS
COUNTY OF HARTFORD        )


         I, ________________________________________________, a Notary Public
in and for said County, in the State aforesaid, DO HEREBY CERTIFY that ______________________________, personally known to me to be the ______________
President of CONFERENCE PLUS, a Delaware corporation authorized to conduct business in the State of Illinois, and _______________________________________,
said corporation, personally known to me to be _______________ Secretary of said corporation, and personally known to me to be the same persons whose names are subscribed to the foregoing instrument, appeared before me this day in person and severally acknowledged that as such ________________ President and
         _______________ Secretary, they signed and delivered the said instrument as _____________ President and _______________ Secretary of said corporation, and caused the corporate seal of said corporation to be affixed thereto, pursuant to authority given by the Board of __________________ of said corporation as their free and voluntary act for the uses and purposes therein set forth.

         GIVEN under my hand and __________ seal this ______ day of ____________________, 19__.



                                           ________________________________
                                           Notary Public

______________________________________________________________________________


                                Third Floor Plan
                              Plan Grid is 2' x 4'
_______________________________________________________________________________

                          WOODFIELD PARK OFFICE PLAZA
                                999 PLAZA DRIVE
                              Schaumburg, Illinois
______________________________________________________________________________






                                  EXHIBIT A-E

                          [MIGLIN-BEITLER LETTERHEAD]





March 10, 1993



Mr. Rick Riviere
Conference Plus, Inc.
999 Plaza Drive, Suite 370
Schaumburg, Illinois 60173

Dear Rick;

Enclosed please find an executed copy of your Second Amendment to Lease at National Plaza at Woodfield for your files.

Congratulations on your new expansion, we hope to continue meeting your needs here at Miglin-Beitler Management. Please feel free to call me if you have any questions.



Sincerely,

MIGLIN-BEITLER ASSET MANAGEMENT



James G. Bushy
General Building Manager

JGB/dg

enc.

                           SECOND AMENDMENT TO LEASE


                 This Second Amendment to Lease is made and entered into as of the 13th day of January, 1993 at Chicago, Illinois by and between CONNECTICUT GENERAL LIFE INSURANCE COMPANY, BY: CIGNA INVESTMENTS, INC., its agent, as Landlord, and CONFERENCE PLUS, a Delaware corporation (the "Tenant").

                                R E C I T A L S:

                 A. The Tenant, as tenant, and The First National Bank of Boston, as Trustee (the "REMIC Trustee") pursuant to that certain Pooling and Servicing Agreement dated as of April 1, 1988 by and among CIGNA Mortgage Securities, Inc. and CIGNA INVESTMENTS, INC., as Servicer ("Servicer") (the REMIC Trustee and Servicer collectively referred to herein as the "Prior Landlord"), as landlord, previously executed a written lease dated as of December 24, 1991 (the "Lease") and a first amendment to lease dated the 27th day of April, 1992 (the "First Amendment") (collectively, herein referred to as the "Lease"), leasing certain premises (the "Premises") in a building (the "Building") located on the real estate commonly known as Three National Plaza at WoodfIeld, located at 999 Plaza Drive, Schaumburg, Illinois, as more particularly set forth in the Lease.

                 B. The Landlord has succeeded to the interests of the Prior Landlord as the result of mesne conveyances.

                 C. The Tenant desires to lease an additional 3,183 rentable square feet, of which 2,689 rentable square feet are contiguous to the Premises and the remaining 494 rentable square feet are not contiguous to the Premises (the "Expansion Space"). The location of the Expansion Space is depicted on Exhibit A-E2 attached hereto.

                 D. The Landlord and Tenant desire to modify and amend some of the provisions of the Lease by the terms and provisions of this second amendment (the "Second Amendment").

         NOW, THEREFORE, in consideration of the respective covenants of the parties hereto contained in the Lease and in this Second Amendment, Landlord and Tenant further mutually agree as follows:

         1. CONTROLLING LANGUAGE. Insofar as the specific terms and provisions of this Second Amendment purport to amend or modify or are in conflict with the specific terms and provisions of the Lease (the specific, but not implied), the terms and provisions of this Second Amendment shall govern and control; in all other respects, the terms and provisions (and definitions) of the Lease shall remain in full force and effect and unmodified.

         2. PREMISES. Effective as of March 1, 1993 and until the Temporary Term Expiration Date and not thereafter, Section 1 of the Lease is hereby amended by deleting the number of rentable square feet contained therein, "1,637", and in lieu thereof, substitute the number "4,820", and (ii) Exhibit A-E attached to the Lease showing the location of the original Premises and the Temporary Expansion Space is hereby deleted and in lieu thereof, Exhibit A-E2 attached hereto is substituted. Effective as of the day immediately following the Temporary Term Expiration Date, Section 1 of the Lease, as amended above in this Section 2, shall be further amended by deleting the number of rentable square feet contained therein, "4,820", and in lieu thereof, substituting the number "4,152" and by deleting the Temporary Expansion Space from Exhibit A- E2 attached hereto.

         3. TEMPORARY TERM. The Tenant and Landlord do hereby agree that pursuant to the provisions contained in Section 3 of the First Amendment, the Term, as set forth in Section 2 of the Lease, shall, in relation to the Temporary Expansion Space added to the Premises by the First Amendment and only the Temporary Expansion Space (and not the original Premises or the Expansion Space added by this Second Amendment) end on the earlier of (i) the "Early Termination Date" (as defined in Section 13 of the First Amendment); or (ii) the last day of May, 1993 (the earlier of (i) and (ii) above being hereinafter referred to as the "Temporary Term Expiration Date").

         4. BASE RENT. Effective as of March 1, 1993 (and not before), the Base Rental tables set forth in subsection 3 A of the Lease, as amended by
Section 4 of the First Amendment are hereby deleted and in lieu thereof, Tenant shall pay as and for Base Rent and monthly installments of Base Rent during the remainder of the Term those amounts set forth in the following rental table in relation to the applicable months of the remainder of the Term:



                            RATE                       MONTHLY
 MONTH                       PER                     INSTALLMENT                  ANNUAL
OF TERM                  SQUARE FOOT                OF BASE RENT                 BASE RENT
- -------                  -----------                ------------                 ---------
1 -  12                     $5.25                     $2,108.75                 $ 25,305.00
13 - 24                      5.36                      2,152.93                   25,835.20
25 - 36                      5.47                      2,197.12                   26,365.40
37 - 48                      5.58                      2,241.30                   26,895.60
49 - 60                      5.69                      2,285.48                   27,425.80


         For the purposes of determining the applicable Base Rent and monthly installments of Base Rent, the beginning and ending months are inclusive in the applicable rate periods above.

         Notwithstanding the foregoing, the Landlord and Tenant do hereby acknowledge that effective as of the Temporary Term Expiration Date, the amounts set forth in the annual Base Rent column in the table above for and in relation to each of applicable rate periods specified above occurring after the Temporary Term Expiration Date shall be reduced by that amount determined by multiplying the rate per square foot figure contained in the table above for such rate period by 668, and the monthly installments of Base Rent for each such rate period shall be modified in relation to each such rate period occurring after the Temporary Term Expiration Date to equal one-twelfth (1/12th) of the new annual Base Rent, as determined aforesaid.

        5. SECURITY DEPOSIT. The Landlord and Tenant do hereby acknowledge that the Tenant has delivered to the Landlord and the Landlord has received from the Tenant pursuant to Sections 5 of the Lease and First Amendment, a security deposit in the amount of $1,359.90. Effective immediately, the security deposit required by Sections 5 of the Lease and First Amendment shall be the sum of $2,781.64. The Tenant shall deliver to the Landlord the additional $1,421.74 necessary to increase the amount of the security deposit held by the Landlord pursuant to Section 5 of the Lease, as modified by this Section 5 of the Second Amendment, concurrently with the execution and delivery of this Second
Amendment by the Tenant to the Landlord. Nothing herein contained shall be deemed or construed as eliminating Landlord's duty to return to the Tenant pursuant to Section 5 of the First Amendment the $316.24 delivered by the Tenant concurrently with the execution of the First Amendment upon the occurrence of the Temporary Term Expiration Date, as determined pursuant to
Section 3 of this Second Amendment.

         6. TENANT'S PROPORTIONATE SHARE. Effective as of and including March 1, 1993 to and including the Temporary Term Expiration Date, the provisions of subsection 4A(iii) of the Lease, as modified by Section 6 of the First Amendment, is hereby amended by deleting the numerator of the fraction contained therein, "1,637", and in lieu thereof, inserting the figure of "4,820" and by deleting the percentage contained in said subsection, "l.2194 percent", and in lieu thereof, inserting the percentage figure of "3.59" percent". Effective as of and including the first day following the Temporary Term Expiration Date, the provisions of subsection 4A(iii) of the Lease, as modified by both Section 6 of the First Amendment and the modifications contained above in this Section 6 shall be further amended by deleting the numerator of the fraction contained therein, "4,820", and in lieu thereof, inserting the figure of, "4,152", and by deleting the percentage contained in said subsection, "3.59 percent", and in lieu thereof, inserting the percentage figure of "3.09 percent".

         7.  ELIMINATED PROVISIONS.  Effective immediately, the provisions of
Section 11 of the First Amendment and Subsection 32A of the Lease are hereby deleted in their entirety. It is hereby acknowledged that for the purposes of Subsection 32B of the Lease, Tenant has exercised its First Option and the Tenant's right to exercise the Second Option remains unaffected by this Second Amendment.

         8. BROKERS. The Tenant does hereby represent to the Landlord that except for Miglin-Beitler Management Corporation, no broker has been involved in this transaction concerning the Expansion Space. The Tenant does hereby agree to indemnify, defend and hold the Landlord harmless from and against any and all claims of any real estate broker except for Miglin-Beitler Management Corporation who claims to be entitled to commissions in connection with this Lease as a result of representing Tenant.

         9.  OPERATING EXPENSE MODIFICATION.  Notwithstanding any provision of
Section 30 of the Lease to the contrary, the Landlord and Tenant do hereby acknowledge that for the purposes of determining the percentage limitations on the Tenant's duty to pay Tenant's Proportionate Share of all Operating Expenses set forth in subparagraphs 30D of the Lease, such percentage limitations shall be determined:

                 (a) For that period of time commencing March 1, 1993 and ending on the Temporary Term Expiration Date as if the Temporary Expansion Space added by the First Amendment and the Expansion Space added by this Second Amendment had been a part of the Premises from inception of the Lease and the Tenant's Proportionate Share during the entire Base Year had been 3.59 percent.

                 (b) For that period of time commencing on the date immediately following the Temporary Term Expansion Date and for the remainder of the Term, as if the Expansion Space added hereby had been a part of the Premises from the inception of the Lease and Tenant's Proportionate Share during the entire base year had been 3.09 percent.

         10. MUTUAL INCORPORATION. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and may be modified or altered only by agreement, in writing, between Landlord and Tenant. No modifications, termination, or surrender of this Second Amendment or surrender of the Premises or any part thereof or of any interest therein by Tenant shall be valid or effective unless agreed to and accepted, in writing, by the Landlord and no act by any representative or agent of the Landlord other than delivery of such a written agreement and acceptance by the Landlord shall constitute acceptance thereof. Any prior negotiations or intentions of the parties, whether oral or evidenced by written documentation dated prior to the date of this Second Amendment, are null and void.

         11. REDECORATING. The Landlord and Tenant do hereby acknowledge that the Expansion Space has been previously built out for a prior tenant. The Tenant does hereby acknowledge that the Landlord has made no promise to the Tenant to construct, alter or otherwise decorate or redecorate the Expansion Space, except as indicated below. Notwithstanding the foregoing, the Landlord and Tenant do hereby acknowledge that the Tenant has submitted and the Landlord has approved that certain plan, prepared by I.D.G., Ltd. and dated 1/8/93 consisting of one (1) page, labelled Scope of Work (the "Tenant's Plans"). Except as hereinafter provided, the Landlord does hereby agree to build out the Premises at Landlord's sole cost and expense in accordance with the items indicated on the Tenant's Plans. Notwithstanding the foregoing, Tenant shall:

                 (i) pay for the cost of the Landlord purchasing and installing interior glass partitioning and building standard mini-blinds, the cost of which shall be $2,595.00;

                 (ii) purchase and install, at its own cost with its own contractors all above building standard electrical work;

                 (iii) pay to the Landlord the sum of $745.91 for carpeting installed by Landlord in Suite 385; and

                 (iv) not require Landlord to construct nor shall Tenant cause to be constructed the doorway opening in the wall between the Temporary Expansion Space and the Expansion Space indicated on Tenant's Plans.

         12. LANDLORD'S EXONERATION. Landlord's exoneration clause, as set forth in Paragraph 28 of the Lease, is hereby incorporated herein by reference, as if fully set forth.

LANDLORD                                   TENANT

CONNECTICUT GENERAL LIFE                   CONFERENCE PLUS, a Delaware
INSURANCE COMPANY,                         corporation
BY:  CIGNA INVESTMENTS, INC.,
its agent                                  BY:  /s/ Richard P. Riviere
                                                   Its President & CEO
BY:  /s/ John R. Schumann
         Title:  Vice President            ATTEST:  /s/ Melvin J. Simon
                                                   Its Secretary
ATTEST:  /s/ William S. Woodsome
         Its Vice President

STATE OF CONNECTICUT      )

COUNTY OF HARTFORD        )


                 I HEREBY CERTIFY THAT on this day personally appeared before me, an officer duly authorized to administer and take acknowledgements, John R. Schumann, to me known to be Vice President of CIGNA Investments, Inc.; and William S. Woodsome to me known to be Vice President of CIGNA Investments, Inc. and they severally acknowledged to and before me that be executed the foregoing instrument as such officer in the name and on behalf of said corporation and that he affixed thereto the corporate seal of said corporation, for the uses and purposes therein set forth and under due authority from said corporation.

                 IN WITNESS WHEREOF, I have hereunto set my hand and official seal in said State and County this 2nd Day of March, 1993.

                                           /s/ Jeannene M. Whitcomb
                                           Notary:  Jeannene M. Whitcomb

                                           My Commission Expires:  9/30/97

STATE OF                  )
                          )       SS
COUNTY OF                 )


         I, ________________________________________________, in and for said
County, in the State aforesaid, DO HEREBY CERTIFY that _______________________________, President of _______________________________
and _____________________________, personally known to me to be the
__________________ Secretary of said corporation, and personally known to be to be the same persons whose names are subscribed to the foregoing instrument, appeared before me this day in person and severally acknowledged that as such __________________ President and __________________ Secretary of said corporation, and caused the corporate seal of said corporation to be affixed thereto, pursuant to authority given by the Board of __________________ of said corporation as their free and voluntary act and as the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

         GIVEN under my hand and _____________ seal this ______ day of __________________, 19__.



                                           ________________________________
                                           Notary Public

STATE OF ILLINOIS                 )
                                  )        SS
COUNTY OF DUPAGE                  )


                 I, Kendra K Szymanski, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that Richard P. Riviere, personally known to me to be the President of CONFERENCE PLUS, a Delaware corporation authorized to conduct business in the State of Illinois, and Melvin J. Simon, personally known to me to be the Secretary of said corporation, and personally known to me to be the same persons whose names are subscribed to the foregoing instrument, appeared before me this day in person and severally acknowledged that as such President and Secretary, they signed and delivered the said instrument as President and Secretary of said corporation, and caused the corporate seal of said corporation to be affixed thereto, pursuant to authority given by the Board of Directors of said corporation as their free and voluntary act for the uses and purposes therein set forth.

         GIVEN under my hand and ___________ seal this 23rd day of February, 1993.

                                           /s/ Kendra K. Szymanski
                                           Notary Public

                                           My Commission Expires:  1/16/97

                              CORPORATE GUARANTEE


         The undersigned, in consideration of the leasing of the Expansion Space described in the attached Second Amendment to Lease to the Tenant therein mentioned (Conference Plus), does hereby absolutely, unconditionally and irrevocably guarantee to Landlord the full and complete performance of all of Tenant's covenants and obligations under that certain Lease dated as of the 24th day of December, 1991, as subsequently amended by a First Amendment to Lease date as of April 27, 1992 and the attached Second Amendment to Lease dated as of the 13th day of January, 1993 (in the aggregate, the "Lease") and the full payment by Tenant of all Rent and other charges and amounts required to be paid thereunder.

         The undersigned does hereby waive any and all requirements of notice of the acceptance of this Guarantee and all requirements of notice of breach or non-performance by Tenant. The undersigned further waives any demand by Landlord and/or prior action by Landlord of any nature whatsoever against Tenant. The undersigned's obligations hereunder shall remain fully binding although Landlord may have waived one or more defaults by Tenant or granted indulgences to the Tenant, or extended the time of performance by Tenant, modified or amended the Lease, released, returned or misapplied other collateral given later as additional security (including other guarantees), released Tenant from the performance of its obligations under such Lease, or failed or neglected to exercise any of Landlord's rights against the Tenant.

         This Guarantee shall be binding upon the undersigned and its respective successors, successors in interest, representatives and assigns and shall continue in effect subsequent to any assignment of the Lease by Tenant or by operation of law.

         This Guarantee shall be governed and construed under the laws of the State of Illinois. This Guarantee shall be construed as an absolute, continuing and unlimited Guarantee of all of the Tenant's obligations under said Lease, without regard to regularity, validity or enforceability of any liability or obligation of the Tenant hereby guaranteed; the Landlord shall not be obligated to proceed first against the Tenant or any other person, firm or corporation or against any collateral, if any, held by or on behalf of the Landlord and the undersigned shall be bound on this Guarantee to the Landlord as if the Tenant's obligations under the Lease were the primary obligations of the undersigned.

         IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed on its behalf by its duly authorized officers and its corporate seal affixed hereto all on this 23rd day of February, 1993.

                                  ELECTRONIC INFORMATION TECHNOLOGIES, INC., a Delaware corporation

                                  BY:  /s/ Melvin J. Simon
                                  ITS:  Secretary

STATE OF ILLINOIS         )
                          )       SS
COUNTY OF DUPAGE          )


         On this 23rd day of February, 1993, before me, a Notary Public in and for said County, appeared Melvin J. Simon, to me personally known, who being by me sworn, did say that he is the Secretary of ELECTRONIC TECHNOLOGIES, INC., the corporation named in and which executed the within instrument, and that the seal affixed to said instrument is the corporate seal of said corporation, and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors, _______________________ and said _____________________________ acknowledged said instrument to be the free act and deed of said corporation.

                                           /s/ Kendra K. Szymanski
                                           Notary Public

                                           My Commission Expires:  1/16/97

________________________________________________________________________________


                                 3rd floor plan
                              Plan Grid is 2' x 4'
________________________________________________________________________________


                          WOODFIELD PARK OFFICE PLAZA
                                 999 PLAZA RIVE
                              Schaumburg, Illinois

________________________________________________________________________________


                                  EXHIBIT A-E2

                        CONSENT BY LANDLORD TO SUBLEASE


         The undersigned, CONNECTICUT GENERAL LIFE INSURANCE COMPANY, BY:
CIGNA INVESTMENTS, INC., its agent, as landlord (the "Landlord") under that certain Lease (as amended, if amended, the "Lease"), dated as of the 24th day of December, 1991, with CONFERENCE PLUS, INC., as tenant (the "Tenant"), leasing certain premises (the "Premises") on the 3rd floor of the building commonly known as Three National Plaza at Woodfield does hereby consent to a certain sublease (the "Sublease") between the Tenant, as sublessor, and Information Network Systems, Inc., as sublessee (the "Sublessee"), dated March 5, 1993 , having an effective date as of March 1, 1993 , or the date of Landlord's consent (the "Effective Date") a copy of which is attached hereto, upon the express understandings and conditions that:

         1. Landlord neither approves nor disapproves of the terms, conditions,- and agreements contained in the Sublease (all of which shall be subordinate and subject to the terms, conditions, and agreements of the Lease) and the Landlord assumes no liability or obligation of any kind whatsoever to the Sublessee, or for or on account of anything contained in the Sublease;

         2. Notwithstanding the sublease, or anything in the Sublease to the contrary, and not withstanding the provisions of this instrument to the contrary, the Tenant shall continue to remain liable, primarily as a principal and not secondarily as a surety or guarantor, for the payment of rent and the full, faithful, and prompt performance of all of the covenants and obligations of the Tenant under and as set forth in the Lease, including, but not limited to, the payment of rent and the responsibility of the Tenant for all actions and any neglect of the Sublessee and its officers, partners, employees, agents, guests, and invitees as if such Sublessee and such persons were employees of the Tenant;

         3. There shall be no further subletting of the Tenant's or Sublessee's interest in the Lease, or of all or any portion of the Premises demised under the Lease except strictly in accordance with the terms, conditions, provisions, and limitations of the Lease; and

         4. It is expressly understood and agreed by and between the parties hereto, anything herein to the contrary notwithstanding, that each and all of the representations, warranties, covenants, undertakings and agreements herein made on the part of any Landlord while in form purporting to be the representations, warranties, covenants, undertakings and agreements of such Landlord are, nevertheless, each and every one of them made and intended, not as personal representations, warranties, covenants, undertakings and agreements by such Landlord, or for the purpose or with the intention of binding such Landlord personally, but are made and intended for the purpose only of subjecting such Landlord's interest in the Premises and the Property to the terms of this Lease and for no other purpose whatsoever, and in case of default hereunder by such Landlord (or default through, under or by any of its beneficiaries, or any of the agents or representatives of the Landlord or said beneficiaries), Tenant shall look solely to the interests of such Landlord in the Premises and the Property; that no Landlord nor any of the beneficiaries of any Landlord which is a land trust shall have any personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, herein contained and no liability or duty shall rest upon any Landlord which is a land trust to sequester the trust estate or the rents, issues and profits arising therefrom, or the proceeds arising from any sale or other disposition thereof; that no personal liability or personal responsibility of any sort is assumed by, nor shall at any time be asserted or enforceable against, Landlord, individually or personally, or against any of its beneficiaries or any of the beneficiaries under any land trust which may become the owner of any representation, warranty, covenant, undertaking or agreement of Landlord in this Lease contained, either express or implied, all such personal liability, if any, being expressly waived and released by Tenant and by all persons claiming by, through or under Tenant.

Dated:  March 23, 1993.

LANDLORD
CONNECTICUT GENERAL LIFE INSURANCE COMPANY
BY:  CIGNA INVESTMENTS, INC., its agent

BY: /s/ John G. Eisele
         TITLE:  Vice President

                          [MIGLIN-BEITLER LETTERHEAD]





March 16, 1993



Mr. Richard Riviere
Conference Plus, Inc.
999 Plaza Drive, Suite 370
Schaumburg, Illinois 60173

Dear Rick:

This letter is to confirm that CONFERENCE PLUS, INC. has accepted Suite 370 and Suite 385 on March 1, 1993. According to the provisions of your Lease, (Section 2), the term of your expansion will be effective on March 1, 1993 and end on February 28, 1997.

Please confirm and execute a copy of this letter which will become a permanent part of your lease file.

Sincerely,

MIGLIN-BEITLER ASSET MANAGEMENT



James G. Bushy
General Building Manager

Agreed and Accepted:

/s/ Richard P. Riviere

Date:  3/18/93

JGB/dg

cc:  Prashant Bodhanwala

                            THIRD AMENDMENT TO LEASE


                 This Third Amendment to Lease is made and entered into as of the 20th day of January, 1994 at Chicago, Illinois by and between CONNECTICUT GENERAL LIFE INSURANCE COMPANY, BY: CIGNA INVESTMENTS, INC., its agent, as Landlord, and CONFERENCE PLUS, a Delaware corporation (the "Tenant").

                        R E C I T A L   O F   F A C T S:

                 A. The Tenant, as tenant, and The First National Bank of Boston, as Trustee (the "REMIC Trustee") pursuant to that certain Pooling and Servicing Agreement dated as of April 1, 1988 by and among CIGNA Mortgage Securities, Inc. and CIGNA INVESTMENTS, INC., as Servicer ("Servicer") (the REMIC Trustee and Servicer collectively referred to herein as the "Prior Landlord"), as landlord, previously executed a written lease dated as of December 24, 1991 (the "Original Lease"), a first amendment to lease dated the 27th day of April, 1992 (the "First Amendment") and a second amendment to lease dated January 13, 1993 (the "Second Amendment") (collectively, herein referred to as the "Lease"), leasing certain premises (the "Premises") in a building (the "Building") located on the real estate commonly known as Three National Plaza at Woodfield, located at 999 Plaza Drive, Schaumburg, Illinois, as more particularly set forth in the lease.

                 B. The Landlord has succeeded to the interests of the Prior Landlord as the result of mesne conveyances.

                 C. Tenant desires to utilize an additional 3,665 rentable square feet (the "Second Temporary Expansion Space") on a temporary month-to-month basis (not to exceed six months in total). The location of the Second Temporary Expansion Space (and the Premises described in the Lease prior to this Third Amendment) is indicated on Exhibit A-E3 attached hereto.

                 D. The Landlord and Tenant desire to modify and amend some of the provisions of the Lease by the terms and provisions of this Third Amendment to Lease (the "Third Amendment").

                             STATEMENT OF AGREEMENT

         NOW, THEREFORE, in consideration of the respective covenants of the parties hereto contained in the Lease, Landlord and Tenant further mutually agree as follows:

         1. CONTROLLING LANGUAGE. Insofar as the specific terms and provisions of this Third Amendment purport to amend or modify or are in conflict with the specific terms and provisions of the Lease (the specific, but not implied), the terms and provisions of this Third Amendment shall govern and control; in all other respects, the terms and provisions (and definitions) of the Lease shall remain in full force and effect and unmodified. The above set forth "Recital of Facts" is hereby incorporated herein by reference.

         2. PREMISES. Effective as of February 1, 1994 and until the "Second Temporary Term Expiration Date" (as hereinafter defined) and not thereafter,
Section 1 of the Lease is hereby amended by deleting the number of rentable square feet contained therein, "4,152", and in lieu thereof, substitute the number "7,817", and (ii) Exhibit A-E2 attached to the Lease showing the location of the Premises described in the Lease prior to this Third Amendment is hereby deleted and in lieu thereof, Exhibit A-E3 attached hereto is substituted. Effective as of the day immediately following the "Second Temporary Term Expiration Date" (as hereinafter defined), Section 1 of the Lease, as amended above in this Section 2, shall be further amended by deleting the number of rentable square feet contained therein, "7,817", and in lieu thereof, substituting the number "4,152" and by deleting the Second Temporary Expansion Space from Exhibit A-E3 attached hereto.

         3. TERM. The Tenant and Landlord do hereby acknowledge that the Term, as set forth in Section 2 of the Lease, shall, in relation to the Second Temporary Expansion Space added to the Premises hereby and only the Second Temporary Expansion Space (and not the Premises described in the Lease prior to this Third Amendment) end on the earlier of (i) the "Early Termination Date" (as hereinafter defined); or (ii) the last day of July, 1994 (the earlier of (i) and (ii) above being hereinafter referred to as the "Second Temporary Term Expiration Date").

         4. BASE RENT. Effective as of February 1, 1994 and until the Second Temporary Term Expiration Date, the Base Rental table set forth in Section 4 of the Second Amendment forming a part of the Lease is hereby deleted and in lieu thereof Tenant shall pay as and for Base Rent and monthly installments of Base Rent during the remainder of the Term those amounts set forth in the following rental table in relation to the applicable months of the remainder of the Term:

                             RATE                      MONTHLY
 MONTH                       PER                     INSTALLMENT                  ANNUAL
OF TERM                  SQUARE FOOT                OF BASE RENT                 BASE RENT
- -------                  -----------                ------------                 ---------
1 -  12                     $5.25                    $3,419.94                  $ 41,039.25
13 - 24                      5.36                     3,491.59                    41,899.12
25 - 36                      5.47                     3,563.25                    42,758.99
37 - 48                      5.58                     3,634.91                    43,618.86
49 - 60                      5.69                     3,706.56                    44,478.73


                 For the purposes of determining the applicable Base Rent and monthly installments of Base Rent, the beginning and ending months are inclusive in the applicable rate periods above.

         Notwithstanding the foregoing, Landlord and Tenant do hereby acknowledge that effective as of the Second Temporary Term Expiration Date, the Base Rental table set forth in Section 4 of the Second Amendment forming a part of the Lease shall apply for the remainder of the Term in relation to the original Premises described in the Lease prior to this Third Amendment.

         5. SECURITY DEPOSIT. The Landlord and Tenant do hereby acknowledge that the Tenant has delivered to the Landlord and the Landlord has received from the Tenant pursuant to Section 5 of the Lease a security deposit in the amount of $2,465.40. Effective immediately, the security deposit required by
Section 5 of the Lease shall be the sum of $3,886.48. The Tenant shall deliver to the Landlord the additional $1,421.08 necessary to increase the amount of the security deposit held by the Landlord pursuant to Section 5 of the Lease, as modified by this Section 5 of the Third Amendment concurrently with the execution and delivery of this Third Amendment by the Tenant to the Landlord. Provided Tenant is not in default as of the Second Temporary Term Expiration Date, the Landlord shall return the $1,421.08 delivered herewith to the Tenant.

         6. TENANT'S PROPORTIONATE SHARE. Effective as of and including February 1, 1994 to and including the Second Temporary Term Expiration Date, the provisions of subsection 4A(iii) of the Original Lease, as modified by
Section 6 of the First Amendment and Section 6 of the Second Amendment, is hereby amended by deleting the numerator of the fraction contained therein, "4,152", and in lieu thereof, inserting the figure of "7,817" and by deleting the percentage contained in said subsection, "3.09 percent", and in lieu thereof, inserting the percentage figure of "5.82" percent". Effective as of and including the first day following the Second Temporary

Term Expiration Date, the provisions of subsection 4A(iii) of the Original Lease, as modified by Section 6 of the First Amendment, Section 6 of the Second Amendment and the modifications contained above in this Section 6 shall be further amended by deleting the numerator of the fraction contained therein, "7,817", and in lieu thereof, inserting the figure of, 4,152", and by deleting the percentage contained in said subsection, "5.82 percent, and in lieu thereof, inserting the percentage figure of "3.09 percent".

         7. BROKERS. The Tenant does hereby represent to the Landlord that except for Miglin-Beitler Management Corporation, no broker has been involved in this transaction concerning the Second Temporary Expansion Space. The Tenant does hereby agree to indemnify, defend and hold the Landlord harmless from and against any and all claims of any real estate broker except for Miglin-Beitler Management Corporation who claims to be entitled to commissions in connection with this Third Amendment as a result of representing Tenant.

         8.  OPERATING EXPENSE MODIFICATION.  Notwithstanding any provision of
Section 30 of the Lease to the contrary, the Landlord and Tenant do hereby acknowledge that for the purposes of determining the percentage limitations on the Tenant's duty to pay Tenant's Proportionate Share of all Operating Expenses set forth in subparagraphs 30D of the Lease, such percentage limitations shall be determined, for and in relation to that period of time and only that period of time, commencing February 1, 1994 and ending on the Second Temporary Term Expiration Date as if the Second Temporary Expansion Space added by this Third Amendment had been a part of the Premises from inception of the Lease and the Tenant's Proportionate Share during the entire Base Year had been 5.82 percent. The percentage limitations on Tenant's duty to pay Tenant's Proportionate Share of Operating Expenses for the remainder of the Term after the Second Temporary Term Expiration Date shall be governed by the provisions contained in subsection 9(b) of the Second Amendment.

         9. MUTUAL INCORPORATION. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and may be modified or altered only by agreement, in writing, between Landlord and Tenant. No modifications, termination, or surrender of this Third Amendment or surrender of the Premises or any part thereof or of any interest therein by Tenant shall be valid or effective unless agreed to and accepted, in writing, by the Landlord and no act by any representative or agent of the Landlord other than delivery of such a written agreement and acceptance by the Landlord shall constitute acceptance thereof. Any prior negotiations or intentions of the parties with respect to this Third Amendment, whether oral or evidenced by written documentation dated prior to the date of this Third Amendment, are null and void.

         10. REDECORATING. The Landlord and Tenant do hereby acknowledge that the Second Temporary Expansion Space has been previously built out for a prior tenant.

The Tenant does hereby acknowledge that the Landlord has made no promise to the Tenant to construct, alter or otherwise decorate or redecorate the Second Temporary Expansion Space, except as indicated below. Notwithstanding the foregoing, the Landlord, at Landlord's sole cost and expense, agrees to install standard electrical service to the Second Temporary Expansion Space and open one passageway between the Second Temporary Expansion Space and the portion of the Premises known as Suite 370.

         11. EARLY TERMINATION RIGHT. Notwithstanding any other provision of this Third Amendment to the contrary, either the Landlord or the Tenant shall have the right upon not less than thirty days' advance written notice to the other party to terminate the Tenant's right to use the Second Temporary Expansion Space as of the last day of any calendar month which shall be stated in such notice (the "Early Termination Date"). In the event either party hereto shall exercise such early termination right, the Tenant shall vacate the Second Temporary Expansion Space on or before said Early Termination Date and return the same to the Landlord in the condition required by Section 15 of the Lease, failing which, the Tenant shall be deemed to be holding over in the Second Temporary Expansion Space and the Landlord shall have all rights and remedies available under the Lease in relation to a hold over in the Premises (however, damages shall be prorated on based on the size and Rent applicable to the Second Temporary Expansion Space only, and not the original Premises described in the Lease prior to this Third Amendment and further provided that Landlord shall not have the right to renew the Second Temporary Expansion Space for a term of one (1) year, as provided in Section 8D of the Lease).

         12. LANDLORD'S EXONERATION. Landlord's exoneration clause, as set forth in Paragraph 28 of the Lease, is hereby incorporated herein by reference, as if fully set forth.

LANDLORD                                   TENANT

CONNECTICUT GENERAL LIFE                   CONFERENCE PLUS, a Delaware
INSURANCE COMPANY,                         corporation
BY:  CIGNA INVESTMENTS, INC.,
its agent                                  BY:  /s/ Richard P. Riviere
                                                   Its President & CEO
BY:  /s/ James H. Rogers
         Title:  Vice President            ATTEST:  /s/ Judith H. Riley
                                                   Its Vice President-Sales
ATTEST:  /s/ Thomas Johnson
         Its Vice President

STATE OF CONNECTICUT              )
                                  )        SS
COUNTY OF HARTFORD                )


         I, Jeannene M. Whitcomb, in and for said County in the State aforesaid, DO HEREBY CERTIFY that James H. Rogers, Vice President of CIGNA Investments, Inc. and Thomas Johnson, personally known to me to be the Vice President of said corporation, and personally known to be the same persons whose names are subscribed to the foregoing instrument, appeared before me this day in person and severally acknowledged that as such Vice President and Vice President, they signed and delivered the said instrument as Vice President and Vice President of said corporation, and caused the corporate seal of said corporation to be affixed thereto, pursuant to authority given by the Board of Directors of said corporation as their free and voluntary act and as the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

         GIVEN under my hand and notarial seal this 24th day of February, 1994.

                                           /s/ Jeannene M. Whitcomb
                                           Notary Public

                                           My Commission Expires:  9/30/97

STATE OF ILLINOIS         )
                          )       Ss
COUNTY OF DUPAGE          )


                 I, Kendra K Szymanski, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that Richard Riviere, personally known to me to be the President of CONFERENCE PLUS, a Delaware corporation authorized to conduct business in the State of Illinois, and Judith H. Riley, personally known to me to be the Vice President-Sales of said corporation, and personally known to me to be the same persons whose names are subscribed to the foregoing instrument, appeared before me this day in person and severally acknowledged that as such President and Vice President-Sales of said corporation, and caused the corporate seal of said corporation to be affixed thereto, pursuant to authority given by the Board of Directors of said corporation as their free and voluntary act for the uses and purposes therein set forth.

         GIVEN under my hand and ___________ seal this 7th day of February, 1994.

                                           /s/ Kendra K. Szymanski
                                           Notary Public

                                           My Commission Expires:  1/16/97

                              CORPORATE GUARANTEE


         The undersigned, in consideration of the leasing of the Second Temporary Expansion Space described in the attached Third Amendment to Lease to the Tenant therein mentioned (Conference Plus), does hereby absolutely, unconditionally and irrevocably guarantee to Landlord the full and complete performance of all of Tenant's covenants and obligations under that certain Lease dated as of the 24th day of December, 1991, as subsequently amended by a First Amendment to Lease date as of April 27, 1992, the Second Amendment to Lease dated as of the 13th day of January, 1993 and the Third Amendment to Lease dated as of the 20th day of January, 1994 (in the aggregate, the "Lease") and the full payment by Tenant of all Rent and other charges and amounts required to be paid thereunder.

         The undersigned does hereby waive any and all requirements of notice of the acceptance of this Guarantee and all requirements of notice of breach or nonperformance by Tenant. The undersigned further waives any demand by Landlord and/or prior action by Landlord of any nature whatsoever against Tenant. The undersigned's obligations hereunder shall remain fully binding although Landlord may have waived one or more defaults by Tenant or granted indulgences to the Tenant, or extended the time of performance by Tenant, modified or amended the Lease, released, returned or misapplied other collateral given later as additional security (including other guarantees), released Tenant from the performance of its obligations under such Lease, or failed or neglected to exercise any of Landlord's rights against the Tenant.

         This Guarantee shall be binding upon the undersigned and its respective successors, successors in interest, representatives and assigns and shall continue in effect subsequent to any assignment of the Lease by Tenant or by operation of law.

         This Guarantee shall be governed and construed under the laws of the State of Illinois. This Guarantee shall be construed as an absolute, continuing and unlimited Guarantee of all of the Tenant's obligations under said Lease, without regard to regularity, validity or enforceability of any liability or obligation of the Tenant hereby guaranteed; the Landlord shall not be obligated to proceed first against the Tenant or any other person, firm or corporation or against any collateral, if any, held by or on behalf of the Landlord and the undersigned shall be bound on this Guarantee to the Landlord as if the Tenant's obligations under the Lease were the primary obligations of the undersigned.

         IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed on its behalf by its duly authorized officers and its corporate seal affixed hereto all on this 7th day of February, 1994.

                                  ELECTRONIC INFORMATION TECHNOLOGIES, INC., a Delaware corporation

                                  BY:  /s/ Melvin J. Simon
                                  ITS:  Secretary

STATE OF ILLINOIS         )
                          )       Ss
COUNTY OF DUPAGE          )


         On this 7th day of February, 1993, before me, a Notary Public in and for said County, appeared Melvin J. Simon, to me personally known, who being by me sworn, did say that he is the Secretary of ELECTRONIC TECHNOLOGIES, INC., the corporation named in and which executed the within instrument, and that the seal affixed to said instrument is the corporate seal of said corporation, and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors, _______________________ and said Secretary acknowledged said instrument to be the free act and deed of said corporation.

                                           /s/ Kendra K. Szymanski
                                           Notary Public

                                           My Commission Expires:  1/16/97

________________________________________________________________________________

                                 3rd floor plan
                              Plan Grid is 2' x 4'
________________________________________________________________________________

                          NATIONAL PLAZA AT WOODFIELD
                                999 PLAZA DRIVE
                              Schaumburg, Illinois
________________________________________________________________________________





                                 "EXHIBIT A-E3"

                           FOURTH AMENDMENT TO LEASE


                 THIS FOURTH AMENDMENT TO LEASE (the "FOURTH AMENDMENT") is made and entered into as of the 22nd day of December, 1994 at Chicago, Illinois by and between NATIONAL PLAZA III, an Illinois limited liability company, (the "LANDLORD") and CONFERENCE PLUS, INC., a Delaware corporation (the "TENANT").

                               RECITAL OF FACTS:

                 A. The Tenant, as tenant and The First National Bank of Boston, as Trustee (the "REMIC TRUSTEE") pursuant to that certain Pooling and Servicing Agreement dated as April 1, 1988 by and among CIGNA Mortgage Securities, Inc. and CIGNA INVESTMENTS, INC., as Servicer ("SERVICER") (the REMIC Trustee and Servicer collectively referred to herein as the "ORIGINAL LANDLORD"), as landlord, previously executed a written lease dated as of December 24, 1991 (the "ORIGINAL LEASE"), and a First Amendment to Lease dated the 27th day of April, 1992 (the "FIRST AMENDMENT") and Connecticut General Life Insurance Company ("CONNECTICUT GENERAL"), as successor in interest to the Original Landlord, and Tenant executed a Second Amendment to Lease dated January 13, 1993 (the "SECOND AMENDMENT") and a Third Amendment to Lease dated the 20th day of January, 1994 (the "THIRD AMENDMENT") (the Original Lease as modified by the First Amendment, the Second Amendment and the Third Amendment being collectively herein referred to as the "LEASE"), leasing certain premises (the "PREMISES") in a building (the "BUILDING") located on the real estate commonly known as THREE NATIONAL PLAZA AT WOODFIELD, located at 999 Plaza Drive, Schaumburg, Illinois, as more particularly set forth in the Lease.

                 B. The Landlord has succeeded to all of the interest of Connecticut General in and to the Lease.

                 C. The Tenant and Landlord desire to substitute space located on the 4th floor of the Building (the "SUBSTITUTE SPACE") containing 17,343 rentable square feet for the original Premises described in the Lease (the "ORIGINAL SPACE") located on the 3rd floor of the Building and containing 7,817 rentable square feet. The location of the Substitute Space is indicated on Exhibit AS-1 attached hereto.

                 D. The Landlord and Tenant desire to modify and amend some of the provisions of the Lease by the terms and provisions of this Fourth Amendment.

                             STATEMENT OF AGREEMENT

         NOW, THEREFORE, in consideration of the respective covenants of the parties hereto contained in the Lease, Landlord and Tenant further mutually agree as follows:

         1. CONTROLLING LANGUAGE. Insofar as the specific terms and provisions of this Fourth Amendment purport to amend or modify or are in conflict with the specific terms and provisions of the Lease (the specific, but not implied), the terms and provisions of this Fourth Amendment shall govern and control; in all other respects, the term and provisions (and definitions) of the Lease shall remain in full force and effect and unmodified. The above set forth "Recital of Facts" is hereby incorporated herein by reference.

         2.  TERM/PREMISES.

                 A. Effective as of the date of this Fourth Amendment the Term of the Lease is hereby extended until that date (the "TERM ENDING DATE") which is 60 months subsequent to the "COMMENCEMENT DATE" (as hereinafter defined). That period of time commencing and including the Commencement Date to and including the Term Ending Date is hereinafter referred to as the "MODIFIED TERM". For the purposes of this Fourth Amendment the term "COMMENCEMENT DATE" shall mean the earlier of (i) the Completion Date for the Substitute Space (as determined pursuant to Section 8 below) or (ii) the date upon which Tenant utilizes the Substitute Space for Tenant's reasonable business purposes or
(iii) March 1, 1995. In the event the Commencement Date occurs on a date other than the first day of a month the Term Ending Date shall be sixty (60) months following the first day of the, next succeeding month.

                 B. Effective as of the Commencement Date, the description of the Premises set forth in the Lease is hereby modified by eliminating any reference to the Original Space and in lieu thereof, substituting the description of the Substitute Space as and for the Premises.

         3.  REMOVAL FROM ORIGINAL SPACE.

                 A. The Tenant shall vacate all of the original Space and return the same to the Landlord in the condition required by Section 15 of the Lease by that date which is ten (10) business days subsequent to the Commencement Date.

                 B. In the event the Tenant shall fail to deliver the Original Space to the Landlord within the time and in the condition required above, such failure shall constitute a default under the terms and provisions of the Lease and the Landlord shall be entitled to any and all remedies provided for in the Lease or at law as a result of such failure to the same extent as if such failure constituted a hold over in a portion of the Premises after the expiration of the Term of the Lease in relation and only in relation to the Original Space. Nothing herein contained shall, be deemed as granting to the Landlord the right to terminate the Lease, as amended, in relation to the Substitute Space or shall otherwise affect any other rights or obligations of Landlord and Tenant, respectively, with respect to the Substitute Space only as a result of a holdover by the Tenant in the Original Space.

         4.  BASE RENT.

                 A. Effective as of the Commencement Date, Section 4 of the Third Amendment is hereby amended by deleting the provisions and Rental Table contained therein, and in lieu thereof, inserting the following Rental Table and provisions.

         "Notwithstanding the provisions contained in Section 3A of the Lease, as annual Base Rent and monthly installments of Base Rent, the following sums are due and payable by the Tenant to the Landlord during the Modified Term:


                                                           MONTHLY
   MONTHS OF                  PER SQ. FT                 INSTALLMENT                  ANNUAL
 MODIFIED TERM                  RENTAL                  OF BASE RENT                 BASE RENT
 -------------                  ------                  ------------                 ---------
     1-60                       $15.07                   $21,779.92                 $261,359.04


         Each installment of monthly Base Rent shall be due promptly on the first day of each and every calendar month during the Modified Term. In the event the Modified Term begins or ends on a date other than the first or last day of a calendar month, the monthly installment of Base Rent for such month(s) shall be printed accordingly."

                 B. Notwithstanding anything to the contrary contained in this Fourth Amendment, Tenant shall be entitled to an abasement of Base Rent only in the amount of $9,750.00, which abatement shall be applied at the rate of $1,625.00 per month for the first six (6) months of the Modified Term and accordingly the monthly installments of Base Rent payable during the first six
(6) months of the Modified Term shall be $20,154.92.

                 C. Effective as of the Commencement Date and throughout the Modified Term, Tenant shall not be required to pay any "Rent Adjustments", Tenant's Proportionate Share of Operating Expenses", Rent Adjustment Deposits" and "Operating Expense Deposits" as required under the provisions of Section 3B of the Lease.

         5. TENANT'S PROPORTIONATE SHARE. Effective as of the Commencement Date throughout the Modified Term, the provision contained in subparagraph 4A(iii) of the Original Lease as modified by the First through Third Amendment are hereby replaced with the following provision:

   "Tenant Proportionate Share" means 17,343/134,249 or 12.92 (12.92%) percent."

         6. BROKERS. Each of the parties hereto does hereby represent to the other that except for Miglin-Beitler Management Corporation and CB Commercial, no broker has been involved in this transaction. Each of the parties hereto does hereby agree to indemnify, defend and bold the other party harmless from and against any and all claims of any real estate brokers except for Miglin-Beitler Management Corporation and CB Commercial who claim to be entitled to commissions in (connection with this Fourth Amendment as a result of representing such party.

         7. MUTUAL INCORPORATION. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and may be modified or altered only by agreement, in writing, between Landlord and Tenant. No modifications, termination, or surrender of this Fourth Amendment or surrender of the Premises or any part thereof or of any interest therein by Tenant shall be valid or effective unless agreed to and accepted, in writing, by the Landlord and no act by any representative or agent of the Landlord other than delivery of such a written agreement and acceptance by the Landlord shall constitute acceptance thereof. Any prior negotiations or intentions of the parties with respect to this Fourth Amendment, whether oral or evidenced by written documentation dated prior to the date of this Fourth Amendment, are null and void.

         8.  CONSTRUCTION OF NEW PREMISES.

                 A. The Landlord acknowledges that it has approved the proposed layout of the Substitute Space as indicated in the Preliminary Electric Voice Data Plan dated November 9, 1994 prepared by The Interior Design Group, Ltd. under Project Code 1651-93 (the "SPACE PLAN"). Tenant shall also deliver to Landlord for Landlord's approval, which approval shall not be unreasonably withheld, detailed working drawings for the Substitute Space substantially in accordance with the Space Plan. Within five (5) days after receipt of such drawings Landlord will provide Tenant with any objections Landlord may have to Tenant's drawings. If Landlord fails to object to such drawings within said five (5) day period, Landlord shall be deemed to have approved Tenant's drawings. Tenants drawings as approved pursuant to the provisions of this Section 8A are hereinafter referred to as the "TENANT'S PLANS". Except as provided below in this Section 8, the Landlord and Tenant do hereby agree that the Substitute Space shall be built-out at Tenant's sole cost and expense in accordance with the items indicated on the Tenant's Plans attached hereto by Brodrick Construction Company ("TENANT'S CONTRACTOR"). Tenant shall have the right, subject to Landlord's reasonable approval, to select a general contractor other than Tenant's Contractor (in which event such general contractor shall be deemed the "Tenant's Contractor" under this Section
8) and/or subcontractors performing work in the Substitute Space pursuant to Tenant's Plans. For the purposes of this Fourth Amendment, the date upon which all the work shown on Tenant's Plans is, substantially complete (including the completion and installation of all modular partitions, electrical wiring and installation of all computer and telephone systems) such that the noncompletion of any items of work Indicated on Tenant's Plans would not materially impair the Tenant's utilization of the Substitute Space for Tenant's reasonable business, purposes is hereinafter referred to as the "COMPLETION DATE FOR THE SUBSTITUTE SPACE". The Tenant's Contractor shall be Permitted to utilize and occupy the Substitute Space prior to the Commencement Date for construction purpose only, upon the last to occur of:

                 (i) The date this Fourth Amendment is signed by all necessary parties; and

                 (ii) the date upon which the Tenant or Tenant's Contractor has supplied all necessary pre-construction information, documentation and proof required by subsection 8Q of the Lease to the Landlord (including, but not limited to proof of appropriate insurance covering the construction by Tenant's Contractor in the Substitute Space, copies of all requisite permits and copies of all executed contracts for the work to be done in ft Substitute Space pursuant to Tenant's Plans); provided, however, that Tenant shall not be required to submit to Landlord, prior to commencement of construction of the Substitute Space, copies of executed contracts for minor items of work not necessary for commencement of construction of the Substitute Space.

                 B. The Tenant and Landlord do hereby acknowledge that Landlord's approval of Tenant's plans does not constitute an agreement or warranty by the Landlord that the Substitute Space when constructed with the items shown on Tenant's Plans will be in compliance with all laws, ordinances, rules and regulations applicable to the Premises nor that the Substitute Space will be suitable for Tenant's purposes or in compliance with the Americans with Disabilities Act, as amended from time to time, as the same applies to Tenant's business from and in the Substitute Space. All such determination as to compliance and suitability of the Substitute Space when built-out in accordance with Tenant's Plans shall be the responsibility and obligations of the Tenant. For the purposes of the Lease, as amended, any and all actions or inactions on the part of the Tenant's Contractor or any subcontractor in building out the Substitute Space shall be deemed and construed as actions and inactions of the Tenant. No delay in the occurrence of the Completion Date for the Substitute Space shall delay the occurrence of the Commencement Date except to the extent, on a day for day basis, the cause for such delay is a result of the Landlord's negligent or willfully intentional acts. The Tenant shall advise the Landlord of the occurrence of the Completion Date for the Substitute Space as soon as feasible after occurrence of the same. The occurrence of the Completion Date for the Substitute Space shall not eliminate or modify the Tenant's obligations pursuant to subsection 8Q of the Lease to provide the Landlord with all requisite documentation specified therein upon completion of the work to the Substitute Space including, but not limited to providing the Landlord with copies of final sworn general contractor's statement from Tenant's Contractor and final lien waivers from the Tenant's Contractor and all subcontractors and material suppliers utilized by Tenant's

Contractor in performing the work to the Substitute Space pursuant to the Tenant's Plans.

                 C. The Landlord does hereby grant the Tenant a credit ("CONSTRUCTION CREDIT") equal to $294,425.20. The Landlord agrees to Pay to the Tenant the lessor of (i) the actual cost of the work necessary to build-out the Substitute Space pursuant to Tenant's Plans (including the amount of the supervisory fee set forth in Section 9 of this Fourth Amendment and the cost of preparing the Space Plan and Tenant's working drawings) or (ii) the Construction Credit within thirty (30) days following Landlord's receipt of the documentation required by subsection 8Q of the Lease and this Section 8 relating to occupancy permits, final general contractor's statement, final lien waivers and an estoppel certificate in accordance with Section 27 Of the Lease. In the event the Construction Credit shall exceed the cost of the work necessary to build-out the Premises pursuant to Tenant's Plans, the Landlord does hereby agree to credit the lesser of (i) such excess amount or (ii) $26,014.50 (the "ADDITIONAL CONSTRUCTION CREDIT") against the first monthly installments of Base Rent to become due pursuant to the terms and provisions of this Fourth Amendment during the Modified Term.

                 D. Landlord agrees to cause the Construction Credit to be deposited with Chicago Title and Trust Company ("CHICAGO TITLE") within ten
(10) days after the execution of this Fourth Amendment. The sum of $184,418.84 has been deposited in a construction escrow between Chicago Title, Landlord and Connecticut General (the "CONNECTICUT GENERAL ESCROW") and the balance in the amount of $100,006.36 shall be deposited in a construction escrow between Landlord, Tenant and Chicago Title (the "LANDLORD ESCROW"; and the Connecticut General Escrow and the Landlord Escrow being hereinafter collectively refereed to as the "CONSTRUCTION ESCROWS"). The cost of the Landlord Escrow shall be divided equally between Landlord and Tenant. Upon completion of Tenant's work to the Substitute Space pursuant to Tenant's Plans and delivery of the documentation required in Paragraph C above and compliance with the provisions of the Construction Escrows. including but not limited to the delivery of final waivers of lien from Tenant's Contractor and any other contractors and or subcontractors providing work or materials in connection with building out the Substitute Space and delivery of an estoppel certificate in accordance with
Section 27 of the Lease, the Construction Credit shall be paid to Tenant within the time period provided for in Subparagraph C above. All payments shall be paid to Tenant by Chicago Title to the order of Tenant or at Tenant's direction.

                 E. In addition to the Construction Credit Landlord agrees to reimburse Tenant for one-half (1/2) of the out-of-pocket costs incurred by Tenant in preparing the Space Plan and Tenant's working drawings for the Substitute Space; provided, however, that in no event shall Landlord be required to pay an amount In excess of $6,000.00 (the "PLAN REIMBURSEMENT"). Landlord shall pay Tenant the Plan Reimbursement at such time as Tenant provides Landlord with copies of the paid bills and lien waivers from the parties providing such services, provided, however, that Landlord shall not be required to pay the Plan Reimbursement prior to the first disbursement under the Construction Escrows.

         9. ALTERATIONS. Effective as of the date hereof, Section 8Q of the Lease is hereby amended by deleting the percentage "15%" and substituting in lieu thereof a percentage of "5%".

         10. LANDLORD'S EXONERATION. Landlord's exoneration clause, as set forth in Section 28 of the Lease, is hereby incorporated herein by reference, as if fully set forth.

         11. EXPANSION OPTION. The Tenant is hereby granted an option (the "OPTION") to lease all or, subject to the size and configuration limitations hereinafter specified. any part of that portion of the second (2nd) floor of the Building containing approximately 7,000 rentable square feet, the location of which is indicated on Exhibit B attached hereto as the Option Space (the "OPTION SPACE") for occupancy commencing at any time prior to September 1, 1996 on the terms and conditions and only on the terms and conditions set forth in this Section 11. In the event the Tenant desires to exercise the Option on less than all of the Option Space, the Tenant must initially exercise the Option as to the portion of the Option Space located on the southeast corner of the second (2nd) floor of the Building located within the Option Space and if the Tenant thereafter exercises the Option for less than the remaining portion of the Option Space, the Tenant must exercise the Option for space immediately contiguous to the portion of the Option Space which has previously been exercised by Tenant pursuant to this Section 11. In addition, if Tenant exercises the Option on less than all of the Option Space, such exercise must result in the, portion of the Option Space on which the Tenant is not exercising the Option being (i) at least 1,000 rentable square feet in size,
(ii) contiguous within itself, (iii) having a roughly square or rectangular shape, and (iv) containing a proportionate share of all exterior window frontage on the second (2nd) floor of the Building, in the same proportion that the space on the second (2nd) floor of the Building not leased by the Tenant bears to all rentable square footage (whether leased or unleased) on the second
(2nd) floor of the Building. If the Tenant desires to exercise the Option, it shall do so in the following and only in the following manner:

                 A. Tenant shall notify the Landlord of its desire to exercise the Option, in writing no later than August 1, 1996 and indicate in said notice the date of occupancy desired by the Tenant (which must be prior to September 1, 1996, the number of rentable square feet (up to 7,000), and the location and configuration desired by the Tenant; provided, however, that in the event the size desired is less than the entire Option Space, such size and configuration shall not violate the limitations contained in the first paragraph of this
Section 11. In the event Tenant does not exercise its right to lease all of the Option Space, Tenant shall have the further right, from time to time, to exercise the Option with respect to the remaining portions of the unexercised Option Space (subject to the requirements set forth in the first paragraph of this Section 11) provided Tenant exercises such Option prior August 1, 1996 and Tenant takes occupancy of such Option Space prior to September 1, 1996. Any notices hereunder shall only be effective if delivered at a time when the Tenant is not in default of its obligations pursuant to the terms of the Lease as amended.

                 B. As soon as practical after the receipt of the notice or notices by the Tenant electing to exercise the Option, the Landlord shall forthwith prepare and transmit to the Tenant an appropriate lease amendment having as its effective date the date of occupancy specified in Tenant's notice. Such amendment shall increase the number of rentable square feet contained in the Premises by the number of rentable square feet designated in Tenant's notice and modifying Exhibit AS-1 to the Lease to indicate the inclusion of the portion of the Option Space designated in Tenant's notice in the Premises. Such amendment shall also increase the Base Rent by the product of the rental rate set forth in Section 4 hereof, multiplied by the number of rentable square feet contained in the portion of the Option Space designated in Tenant's notice and modifying the monthly installments of Base Rent to equal one-twelfth (1/12th) of the new Base Rent, as determined aforesaid. Such amendment shall also increase the numerator set forth in subsection 4A(iii) of the Lease by the number of rentable square feet contained in the Option Space designated in Tenant's notice and modify the percentage contained in such subsection accordingly. The Tenant shall take possession of the portion of the Option Space designated in Tenant's notice for business purposes in its then "as is" condition on the occupancy date specified in Tenant's notice. Such amendment shall also grant the Tenant the right to access and utilize the portion of the Option Space designated in Tenant's notice prior to the occupancy date specified in Tenant's notice solely and only for the purpose of constructing such improvements in and to the portion of the Option Space designated in Tenant's notice as Tenant may desire. The Tenant in making any such improvements to the portion of the Option Space designated in Tenant's notice shall comply with all the terms and provision of subsection 8Q of the Lease. Such amendment shall grant to the Tenant a credit (the "ALTERATION CREDIT") equal in dollar amount to the lesser of (i) the actual cost of the alterations made by the Tenant to the portion of the Option Space to which such amendment relates prior to the occupancy date specified in Tenant's notice or
(ii) did amount equal to the aggregate of both (a) the product of the number of rentable square feet contend in the portion of the Option Space designated in Tenant's notice multiplied by $16.40 and further multiplied by that fraction the numerator of which is equal to the number of months remaining in the Modified Term as of the date of occupancy specified in Tenant's notice and the denominator of which is 60 and (b) the portion, if any, of the Construction Credit specified in Section 8 of this Fourth Amendment, which was neither paid to the Tenant or credited against the first monthly installments of Base Rent to become due pursuant to the terms and provisions of this Fourth Amendment. Said Alteration Credit shall be payable by the Landlord to the Tenant within thirty (30) days of the Tenant providing the Landlord with all necessary documentation and proof of payment of all costs relating to the alteration work desired by the Tenant in and to the portion of the Option Space designated in Tenant's notice and compliance by the Tenant with the provisions of Section 8Q of the Lease. In the event the Landlord fails to provide Tenant with the Alteration Credit when it is then due and payable, Tenant shall have the right, upon ten (10) days written notice to Landlord, to set off as a credit against rent any amounts owing to Tenant for said Alteration Credit.

                 C. Provided the amendment conforms to the provisions of Subsection B above, the Tenant shall execute the same, and transmit it to the Landlord within ten (10) days of the date of the receipt of the amendment from Landlord. The failure of the Landlord to receive the amendment so executed within ten (10) days of the date of Landlord"s transmission of the same to the Tenant will result, at Landlord's option, in the Tenant's exercise of the Option automatically being null and void and of no further force or effect.
Any attempt by the Tenant to exercise the Option granted hereby at a time or in a manner other than as specifically set forth herein shall be at the Landlord's sole option of no force or effect

                 D.  The provisions of Exhibit B attached to the Lease and
Section 8 of this Fourth Amendment shall be of no force or effect in relation to such amendment.

                 E. In the event Tenant exercises the Option for all or any portion of the Option Space as provided for in this Section 11, the Tenant Cancellation Option set forth in Section 13 of this Fourth Amendment shall terminate and be null and void and Tenant shall have no right to terminate the Lease as provided for in said Section 13.

         12. RENEWAL OPTION. The Tenant is hereby granted one (1) five (5) year option to renew the Lease (the "RENEWAL OPTION") at a Base Rental Rate equal to the then current Building market rate as mutually determined by Landlord and tenant (the "EXTENDED TERM RENT"). If the Tenant desires to exercise its Renewal Option, it shall do so in the following, and only in the following manner:

                 A. If the Tenant desires to exercise its Renewal Option, it shall so notify the Landlord, in writing, no earlier than the first day of the twelfth (12th) month prior to the expiration date of the Modified Term and no later than the first day of the tenth (10th) month prior to the expiration date of the Modified Term. Such notice shall be effective if delivered at a time when the Tenant is not in default of its obligations under the terms and provisions of the Lease as amended.

                 B. Within twenty-one (21) days Of Landlord's receipt of Tenant's notice of its desire to exercise its Renewal Option, given at the time and in the manner provided above, the Landlord shall notify the Tenant in writing of the Landlord's estimate of the Extended Term Rent. The Landlord and Tenant agree to negotiate in good faith for a period of thirty (30) days after Tenant's receipt of Landlord's estimate of the Extended Term Rent in an attempt to mutually agree on the Extended Term Rent. In the event for any reason the Landlord and Tenant are unable to mutually agree on the Extended Term Rent within said thirty (30) day period, then in such event the Tenant's purported exercise of the Renewal option shall be null and void and of no further force or effect. In the event the Landlord and Tenant are able to mutually agree upon the Extended Term Rent within said thirty (30) day period, the Landlord shall as soon after the parties have reached mutual agreement as to the Extended Term prepare and transmit to the Tenant an appropriate lease amendment to the Lease extending the Term for five years (the "EXTENDED TERM") and modifying the Base Rent to equal the Extended Term Rent, and modifying the monthly installments of the Base Rent to equal 1/12th of the new Base Rent, as determined aforesaid.

                 C. The Landlord shall transmit such lease amendment to the Tenant for execution and provided the amendment conforms to the provisions of Subsection B above Tenant shall execute and deliver the same to the Landlord within ten (10) days of Tenant's receipt thereof. In the event the Tenant falls for any reason to execute and deliver the lease amendment to the Landlord within the time period provided herein, then in such event, at Landlord's option, Tenant's purported exercise of its Renewal Option shall be of no force or effect and the Renewal Option shall become null and void.

                 D. The provisions of Exhibit B to the Lease and the provisions of Sections 4, 8 and 11 of this Fourth Amendment shall be of no force or effect during such Extended Term brought about as a result of Tenant's exercise of its Renewal Option.

         13. TENANT CANCELLATION OPTION. Tenant shall have an option (herein referred to as the "TENANT CANCELLATION OPTION") to terminate this Lease effective as of January 31, 1998 (the forgoing being herein referred to as the "Early Termination Date") by notifying Landlord of its election, in a written notice, given not later than January 31, 1997. In the event that Tenant does not give its notice excising such right by such date, all further rights of Tenant with respect to the Tenant Cancellation Option shall terminate. In addition, the Tenant Cancellation Option shall be void and of no force and effect if Tenant exercises its option to lease all or any part of the Option Space as provided for in Section 11 of this Fourth Amendment. The Tenant Cancellation Option is further subject to the following terms, conditions and limitations:

                 (i) No later than thirty (30) days prior to the Early Termination Date, Tenant shall deliver to Landlord a Cancellation fee in the aggregate mount of (x) six (6) months Base Rent and (y) the unamortized balance of Landlord's Leasing Costs (as hereinafter defined) based on a ten (10) year amortization schedule and a ten (10%) percent interest rate. For purposes hereof, "LANDLORD'S LEASING COSTS" shall be the aggregate of (A) the leasing commissions paid by Landlord with respect to this Fourth Amendment plus (B) the amount of the Construction Credit and the Additional Construction Credit, if any (as provided for in Article 8 of this Fourth Amendment) plus (C) the amount of the Base Rent abatement provided for in Section 4B of this Fourth Amendment.

                 (ii) Tenant shall have the right to exercise the Tenant Cancellation Option only if no default exists at the time of such exercise. Additionally, if a default shall occur at any time after the election by Tenant of the Tenant Cancellation Option and prior to the Early Termination Date, and such default is not cured during the, applicable grace period, if any, the exercise by Tenant of the Tenant Cancellation Option shall be deemed null and void and of no further force and effect, Tenant shall have no further rights and options under this Section 13 as to the Tenant Cancellation Option and Landlord shall have an rights and remedies on account of the occurrence of such default as provided for in the Lease; and

                 (iii) Notwithstanding anything herein to the contrary, in the event of any assignment, sublet or transfer by Tenant of this Lease or any interest under it, Tenant shall have no rights under this Section 13.

         14. ELIMINATION PROVISIONS. Effective as of the Commencement Date of the Modified Term the following provisions are hereby eliminated from the Lease and shall not apply during the Modified Term:

                 1.  Section 3B of the Original Lease;

                 2.  Sections 4D, 4E, 4F, 4G and 4H of the Original Lease;

                 3.  Section 29 of the Original Lease;

                 4.  Section 31 of the Original Lease; and

                 5.  Section 32 of the Original Lease

         15.  OPERATING EXPENSE MODIFICATIONS.  Landlord and Tenant agree that
Section 30 of the Lease shall be modified as follows:

                 A. For the calendar year 1994 (being the second (2nd) Lease Year following the Base Year under the Lease) Tenant shall pay the greater of either (a) Tenant's Proportionate Share of the Operating Expenses paid or accrued during said calendar year, but not to exceed one hundred sixteen (116%) percent of the amount that Tenant would have been required to pay if the Term of the Lease had commenced on January 1 of the Base Year, or (b) one cent (.01). The calculation hereunder shall be made based on Tenant's Proportionate Share of 5.82% as reflected in the Third Amendment.

                 B. For that portion of the calendar year 1995 commencing January 1, 1995 and ending on the date immediately preceding the Commencement Date of the Modified Term Tenant shall pay the greater of either (a) Tenant's Proportionate Share of the Operating Expenses paid or accrued during such calendar year, but not to exceed one hundred twenty four (124%) percent of the amount that Tenant would have been required to pay if the Term of the Lease had commenced on January 1 of the Base Year, or (b) one cent (.01), which amount shall be prorated based on the ratio that the number of days between January 1, 1995 through the date preceding the

Commencement Date bears to 365. The calculation hereunder shall be based on Tenant's Proportionate Share of 5.82% as reflected in the Third Amendment.

                 C. For that portion of the calendar year 1995 commencing on the Commencement Date and continuing through the expiration of the Modified Term, Tenant shall not be required to pay Tenant Proportionate Share of Operating Expenses.

         16. UPS SYSTEM. Landlord grants to Tenant the right to Install and maintain an uninterrupted power supply system (hereinafter the "UPS"), on the roof of the Building, in accordance with all the terms and provisions of this
Section 16:

                          (a) Tenant shall here all costs of installation of the UPS, related cables and all other related equipment, including Landlord approved modifications required for the installation and costs of fulfilling all the requirements set forth in this Section 16.

                          (b) Landlord shall designate the actual location of the UPS so that no interference with the safety of the Building or use of the Building by Landlord and other tenants will occur.

                          (c) Tenant shall provide plans and specifications for the UPS and related equipment for Landlord's approval, which approval shall not be unreasonably withheld.

                          (d) Access to the roof, cables, mechanical rooms or other areas of the Building and all work undertaken by Tenant shall be in accordance with Landlord's required Procedures and regulations.

                          (e) If required by local codes or ordinances, Tenant shall supply stamped engineering drawings in which the installation is to be accomplished certifying that the proposed location will safely and legally support the UPS installation.

                          (f) Installation shall be performed so as to cause no structural damage to the Building. Any damage to the Building caused by such installation or by the operation, maintenance or existence of the UPS shall be repaired by Tenant immediately. At the termination of this Lease by expiration of time or otherwise, Tenant, at its sole cost and expense, shall remove the UPS and all related equipment and shall restore the roof of the Building to its condition existing prior to the Installation of the UPS, ordinary wear and tear excepted. Tenant shall further repair, at its sole cost and expense, any damage or destruction caused by the removal of the UPS. Restoration and repair hereby required to be performed by Tenant shall be completed under the supervision of a representative of Landlord at such time and in such manner as is satisfactory to Landlord.

         In the event Tenant fails to remove the UPS upon the expiration of the term or fails to repair or restore the roof as required hereunder, Landlord, at Landlord's option shall have the right to perform any repairs and removal and restoration at Tenant's sole cost and expense and such expense shall be reimbursed to Landlord promptly upon demand. Notwithstanding anything contained herein, Tenant shall not remove, and shall not be reimbursed for the cost of, any equipment which is affixed to, embedded in or permanently attached in or to the Building including, but not limited to, cables and other wiring, unless Landlord so directs otherwise.

                          (g) Tenant shall insure that the installation is accomplished so that the UPS is securely attached to the roof and Tenant assumes full responsibility for any physical damage to the roof which may be caused in whole or in part by the UPS or its support equipment. Tenant shall be responsible for the maintenance and repair of the UPS System and shall repair any damage to the roof or the Building in the performance of any such maintenance and repair.
         Tenant shall also provide insurance on the UPS System and shall be solely responsible for any loss or damage to the UPS System.

                          (h) Tenant shall have the right to negotiate with and purchase from Delta Air Lines the existing UPS System currently owned and operated by Delta Air Lines and located on the roof of the Building. Upon purchase of such UPS System from Delta Air Lines, the obligations of Tenant set forth above shall apply to such UPS System.

LANDLORD:                                  TENANT:

NATIONAL PLAZA, III,                       CONFERENCE PLUS, INC., a
an Illinois limited liability              Delaware corporation
company


BY:  /s/                                   BY:  /s/ Richard P. Riviere
         -------------------------
         Its Manager                               Its President

                                           ATTEST:  /s/ Melvin J. Simon
                                                   Its Secretary

STATE OF ILLINOIS         )
                          )       SS
COUNTY OF COOK            )


         I, Barbara M. Bermea, in and for said County, in the State aforesaid, DO HEREBY CERTIFY that Lawrence Weiner, Manager of NATIONAL PLAZA III and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and severally acknowledged that as such Manager he signed and delivered the said instrument as Manager of said corporation as his free and voluntary act and as the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

         GIVEN under my hand and __________ seal this 29th day of December, 1994.

                                           /s/ Barbara M. Bermea
                                           Notary Public

                                           My Commission Expires:  12/21/97

STATE OF ILLINOIS         )
                          )       SS
COUNTY OF DUPAGE          )


         I, Kendra K. Szymanski, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that Richard P. Riviere, personally known to me to be the __________ President of CONFERENCE PLUS, INC., a Delaware corporation authorized to conduct business in the State of Illinois, and Melvin
J. Simon, personally known to me to be the __________ Secretary of said corporation, and personally known to me to be the same persons whose names are subscribed to the foregoing instrument, appeared before me this day in person and severally acknowledged that as such __________ President and __________ Secretary, they signed and delivered the said instrument as __________ President and __________ Secretary of said corporation, and caused the corporate seal of said corporation to be affixed thereto, pursuant to authority given by the Board of Directors of said corporation as their free and voluntary act for the uses and purposes therein set forth..

         GIVEN under my hand and __________ seal this 29th day of December, 1994.

                                           /s/ Kendra K. Szymanski
                                           Notary Public

                                           My Commission Expires:  1/16/97

                              CORPORATE GUARANTEE


         The undersigned, in consideration of the leasing of the Substitute Space described in the attached Fourth Amendment to Lease to the Tenant therein mentioned (Conference Plan, Inc.) does hereby absolutely, unconditionally and irrevocably guarantee to Landlord the full and complete performance of all of Tenant's covenants and obligations under that certain Lease dated as of the 24th day of December, 1991, as subsequently amended by a First Amendment to Lease date as of April 27, 1992, the Second Amendment to Lease dated as of the 13th day of January, 1993, the Third Amendment to Lease dated as of the 20th day of January, 1994 and the Fourth Amendment to Lease dated as of the 22nd day of December, 1994 (in the aggregate, the "Lease") and the full payment by Tenant of all Rent and other charges and amounts required to be paid thereunder.

         The undersigned does hereby waive any and all requirements of notice of the acceptance of this Guarantee and all requirements of notice of breach or non-performance by Tenant. The undersigned further waives any demand by Landlord and/or prior action by Landlord of any nature whatsoever against Tenant. The undersigned's obligations hereunder shall remain fully binding although Landlord may have waived one or more defaults by Tenant or granted indulgence to the Tenant, or extended the time of performance by Tenant, modified or amended the Lease, released, returned or misapplied other collateral given later as additional security (including other guarantees), released Tenant from the performance of its obligations under such Lease, or failed or neglected to exercise any of Landlord's rights against the Tenant.

         This Guarantee shall be binding upon the undersigned and its respective successors, successors in interest, representations and assigns and shall continue in effect subsequent to any assignment of the Lease by Tenant or by operation of law.

         This Guarantee shall be governed and construed under the laws of the State of Illinois. This Guarantee shall be construed as an absolute, continuing and unlimited Guarantee of all of the Tenant's obligations under said Lease, without regard to regularity, validity or enforceability of any liability or obligation of the Tenant hereby guaranteed; the Landlord shall not be obligated to proceed first against the Tenant or any other person, firm or corporation or against any collateral, if any, held by or on behalf of the Landlord and the undersigned shall be bound on this Guarantee to the Landlord as if the Tenant's obligations under the Lease were the primary obligations of the undersigned.

         IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed on its behalf by its duly authorized officers and its corporate seal affixed hereto all on this 29th day of December, 1994.

                   ELECTRONIC INFORMATION TECHNOLOGIES, INC.,
                    a Delaware corporation


                    BY:  /s/ Melvin J. Simon
                         ITS:  Secretary